UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Orchids Paper Products Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF 2017

ANNUAL MEETING

AND

PROXY STATEMENT

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

March 23, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Orchids Paper Products Company to be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, May 1, 2017, at 1:00 p.m. Eastern Time.

At the meeting you will be asked to: (1) elect seven directors; (2) approve, by advisory vote, our executive compensation; (3) ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2017; (4) approve the amendment and restatement of the Company’s annual cash bonus plan to permit the payment of bonus awards in cash or equity in the Company’s discretion; (5) recommend, by advisory vote, the frequency of future advisory votes on executive compensation; and (6) transact such other business as may properly come before the meeting.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. As explained more fully in the proxy statement included with this notice and the Notice of Availability of Proxy Materials, you can vote by using the Internet, by telephone, by mail or in person. Regardless of whether you currently expect to attend the annual meeting, you may vote by using the Internet or telephone to ensure that your vote will be counted even if you decide later not to attend the meeting.

Thank you for your continued support of Orchids Paper Products Company.

Sincerely,

Jeffrey S. Schoen President and Chief Executive Officer

ORCHIDS PAPER PRODUCTS COMPANY

4826 Hunt Street

Pryor, Oklahoma 74361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2017

The 2017 annual meeting of Stockholders of ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation (the “Company”), will be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, May 1, 2017, at 1:00 p.m. Eastern Time (the “meeting”) to consider and act upon the following matters:

1.	the election of seven directors for one-year terms expiring at the conclusion of the Company’s annual meeting in 2018;
2.	to approve, by advisory vote, our executive compensation;
3.	to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2017;
4.	to approve the amendment and restatement of the Company’s annual cash bonus plan to permit the payment of bonus awards in cash or equity in the Company’s discretion;
5.	to recommend, by advisory vote, the frequency of future advisory votes on executive compensation; and
6.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

 At the meeting, stockholders will also transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the directors nominated under Proposal 1, “FOR” Proposals 2, 3, and 4, and “EVERY 3 YEARS” for Proposal 5.

Only stockholders of record at the close of business on March 6, 2017, are entitled to notice of and to vote in person or by proxy at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 4826 Hunt Street, Pryor, Oklahoma 74361. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please promptly vote by using the Internet, by telephone, by mail or in person, in each case by following the instructions in the proxy statement. Voting now will not affect your right to vote in person if you later decide to attend the meeting.

The enclosed proxy solicitation material is being provided to stockholders on or about March 27, 2017, with a copy of the Company’s Annual Report on Form 10-K, which includes financial statements for the year ended December 31, 2016 and the Company’s independent registered public accounting firm’s report thereon.

Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current year (Proposal 3). The election of directors (Proposal 1), vote on executive compensation (Proposal 2), vote on the amendment and restatement of the Company’s annual cash bonus plan (Proposal 4), and vote on the frequency of future advisory votes on executive compensation (Proposal 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connection with such proposals.

If your shares are held in “street name” in a stock or brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote, your shares will not be voted on any non-routine matter voted upon at the meeting.

By Order of the Board of Directors

Rodney D Gloss Chief Financial Officer

Important Notice Regarding the Internet Availability of Proxy Materials. The Company has saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission rules. On or about March 27, 2017, the Company will mail to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Company’s Annual Meeting proxy statement and the 2016 Annual Report on Form 10-K. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. As described in the Notice, the Company’s Annual Meeting proxy statement and the 2016 Annual Report on Form 10-K are available to you at www.viewproxy.com/orchidspaper/2017.

Even though you may currently plan to attend the meeting in person, please vote by using the Internet, by telephone or by mail, in each case by following the instructions in the proxy statement. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Table of Contents

2017 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT	1
ABOUT THE MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	5
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT	5
BENEFICIAL OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	6
PROPOSAL 1 ELECTION OF DIRECTORS	7
REPORT OF THE AUDIT COMMITTEE	14
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	15
COMPENSATION DISCUSSION AND ANALYSIS	15
EXECUTIVE COMPENSATION	23
SUMMARY COMPENSATION TABLE	24
DIRECTORS’ COMPENSATION	29
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS	31
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
PROPOSAL 2 ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	36
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
PROPOSAL 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ORCHIDS PAPER PRODUCTS COMPANY ANNUAL BONUS PLAN, INCLUDING PERFORMANCE MEASURES SPECIFIED IN THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	39
PROPOSAL 5 ADVISORY VOTE ON FREQUENCY OF ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	42
DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS	43
CODE OF ETHICS	43
HOUSEHOLDING OF PROXY MATERIALS	43
OTHER MATTERS	44

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ORCHIDS PAPER PRODUCTS COMPANY

4826 Hunt Street

Pryor, Oklahoma 74361

2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orchids Paper Products Company, a Delaware corporation (the “Company”), to be voted at the 2017 annual meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, May 1, 2017, at 1:00 p.m. Eastern Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about March 27, 2017. Below you will find a summary of matters that specifically relate to the annual meeting and that the Company is required to disclose to you. The Company hopes that you find this summary useful in your understanding of the annual meeting process, the Company’s business, the directors and the other related pertinent matters.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of the Company as of March 6, 2017 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first provided to stockholders on or about March 27, 2017.

What Am I Voting On?

You are voting on five items:

1.     The election of seven directors for one-year terms expiring at the conclusion of the annual meeting in 2018 (see page 7);

2.     The approval, by advisory vote, of executive compensation (see page 36);

3.     The ratification of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2017 (see page 37).

4.     The amendment and restatement of the Company’s annual cash bonus plan to permit the payment of bonus awards in cash or equity in the Company’s discretion (see page 39); and

5.     The recommendation, by advisory vote, on the frequency of the advisory approval of executive compensation (see page 42).

How Do I Vote?

Stockholders of Record: If you are a stockholder of record or beneficial owner at the close of business on the Record Date, there are four ways to vote:

●	by visiting www.AALvote.com/TIS and following the prompts;

●	by calling 866-804-9616;

●	by requesting a proxy card by calling 877-777-2857 or emailing requests@viewproxy.com and completing and returning your proxy card; or

●	by written ballot at the meeting.

1

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 30, 2017.

Street Name Holders:     Shares which are held in a brokerage account in the name of the broker or other nominee are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You should complete and return a voting instruction card to your broker, or, in many cases, your broker may allow you to vote via the telephone or internet. Check your proxy card from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

What Are the Voting Recommendations of the Board of Directors?

The Board of Directors recommends voting:

1.	“FOR ALL NOMINEES” for the directors nominated under Proposal 1.
2.	“FOR” Proposal 2 to approve, by advisory vote, the Company’s executive compensation.
3.	“FOR” Proposal 3 to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.
4.	“FOR” Proposal 4 to amend and restate the Company’s annual cash bonus plan to permit the payment of bonus awards in cash or equity in the Company’s discretion.
5.	“EVERY THREE YEARS”, recommended by advisory vote, on the frequency of the advisory approval of executive compensation.

If you are a stockholder of record at the close of business on the Record Date, unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors and vote “FOR” each of the directors nominated under Proposal 1, “FOR” Proposals 2, 3 and 4 and “EVERY THREE YEARS” for Proposal 5.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting and you are a stockholder of record at the close of business on the Record Date, your signed proxy card gives authority to Jeffrey S. Schoen and Rodney D. Gloss to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

Only stockholders of record or beneficial owners at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record or beneficial owner on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, you will not be able to vote your shares at the meeting.

How Many Votes Do I Have?

You will have one vote for every share of Company Common Stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

10,302,891 consisting of one vote for each share of Company Common Stock outstanding on the Record Date. There is no cumulative voting.

2

How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of the Company’s voting Common Stock outstanding on the Record Date, or 5,151,446 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. If you vote, your shares will be part of the quorum. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible whether a quorum has been achieved. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

What is a Broker Non-Vote?

If your shares are held in “street name” through a broker, bank or other nominee (a “nominee”) and you do not provide voting instructions, your nominee may vote your shares on your behalf only on routine matters. The only routine matter to be voted on at the annual meeting is the ratification of the selection of the independent registered public accounting firm. The nominee will not be able to vote your shares on matters considered non-routine, for which specific authorization is required under the rules the New York Stock Exchange imposes on its member organizations. If you do not provide the nominee with voting instructions on a non-routine matter, a “broker non-vote” occurs.

Which Proposals Are Considered “Routine” or “Non-routine”?

Proposal 3 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated “routine.”

Proposal 1 (election of directors), Proposal 2 (approval, by advisory vote, of executive compensation), Proposal 4 (amendment and restatement of the Company’s annual cash bonus plan), and Proposal 5 (recommendation, by advisory vote, to hold every three years an advisory vote on executive compensation), are matters that the Company believes will be considered “non-routine.”

What if I Abstain? How Will Abstentions and Broker Non-Votes Be Counted?

Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.

For Proposal 1, abstentions will not have an effect on the vote, and broker non-votes also will not be counted as they are not shares entitled to vote on this proposal.

For Proposal 2, abstentions will have the effect of negative votes, and broker non-votes will not be counted as they are not shares entitled to vote on this proposal.

For Proposal 3, abstentions and broker non-votes will have the effect of a negative vote as they are shares entitled to vote on this proposal.

For Proposal 4, abstentions will have the effect of negative votes, and broker non-votes will not be counted as they are not shares entitled to vote on this proposal.

For Proposal 5, abstentions will not have an effect on the vote, and broker non-votes also will not be counted as they are not shares entitled to vote on this proposal.

We encourage you to provide instructions to your brokerage firm by voting and signing your proxy. This action ensures your shares will be voted at the annual meeting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: The directors will be elected by a plurality vote. This means the seven nominees who receive the most affirmative votes of those stockholders present in person or by proxy and entitled to vote at the meeting will be elected to serve as directors.

3

Proposals 2 and 5: Both the vote on executive compensation and the frequency of such votes on executive compensation are advisory votes. Because these votes are advisory, the results will not be binding on the Board of Directors or the Compensation Committee. The Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although these resolutions are non-binding, the Board of Directors and the Compensation Committee will consider the outcome of these votes on future executive compensation decisions and the frequency for future advisory votes on executive compensation.

Proposal 3: For the proposal to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

Proposal 4: For the proposal to amend and restate the Company’s annual cash bonus plan to permit the payment of bonus awards in cash or equity in the Company’s discretion, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

Can I Change My Vote?

Yes, you may change your vote before the vote at the 2017 Annual Meeting in accordance with the following procedures:

If you are a stockholder of record as of the close of business on the Record Date, you may change your vote by sending us a new proxy card bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement before the date of the 2017 Annual Meeting, or by attending the 2017 Annual Meeting and voting in person. Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. If you voted via Internet or telephone, you may also change your vote with a timely and valid later Internet or telephone vote or by voting by ballot at the annual meeting.

If you hold your shares beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee by 11:59 p.m. EDT on the date before the 2017 Annual Meeting, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the 2017 Annual Meeting and voting in person.

When Will There Be Discretionary Voting Authority?

If you are the stockholder of record and return a signed proxy card without indicating your vote, your shares will be voted as follows: (i) FOR ALL NOMINEES for the directors nominated under Proposal 1; (ii) FOR approval, by advisory vote, of the Company’s executive compensation; (iii) FOR ratification of the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2017; (iv) FOR the amendment and restatement to the Company’s annual cash bonus plan; (v) and EVERY THREE YEARS, by advisory vote, to hold an advisory approval of executive compensation; and (vi) your shares may be voted in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting. Should a nominee for director become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than seven nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

How Can I Access Orchids Paper Products Company’s Proxy Materials and Annual Report Electronically?

As described in the Notice of Internet Availability of Proxy Materials, the Company’s Annual Meeting proxy statement and the Company’s 2016 Annual Report on Form 10-K are available at www.viewproxy.com/orchidspaper/2017.

Who Will Bear the Cost of Soliciting Proxies?

The Company will bear the cost of the solicitation of proxies for the meeting. The Company may also reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common shares for their reasonable out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or by telephone, facsimile or other means by the Company’s officers, directors and employees, without special compensation for the solicitation.

4

 Where Can I Find the Voting Results of the Annual Meeting?

The Company will announce preliminary voting results at the annual meeting. The Company will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the date of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

On the Record Date there were 10,302,891 outstanding shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote per share. The following tables set forth certain information known to us with respect to beneficial ownership of the Company’s Common Stock as of March 1, 2017 by:

●	each person known by us to own beneficially more than 5% of the Company’s outstanding Common Stock;
●	each of the Company’s directors;
●	each of the Company’s named executive officers; and
●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. The table below includes the number of all shares of Common Stock the investor actually owns beneficially or of record; all shares of Common Stock over which the investor has or shares voting or dispositive control; and all shares of Common Stock the investor has the right to acquire within 60 days of March 1, 2016 (such as options which are scheduled to become exercisable within 60 days). With respect to each person, beneficial ownership is therefore based on 10,302,891 shares of Common Stock outstanding as of March 1, 2017, plus the number of options held by such person which are currently exercisable or are exercisable within 60 days of March 1, 2017. Shares of Common Stock that the investor has the right to acquire within 60 days of March 1, 2017, pursuant to an option are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361.

Beneficial Owners of More Than Five Percent

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Mario Armando Garcia (1) 4826 Hunt Street Pryor, OK 74361	916,083	8.9%

(1)	Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”) is the record holder of all of these shares. Mr. Garcia has sole voting power over all of these shares, including options to purchase 10,000 shares of Common Stock, which were awarded to Mr. Garcia during his service on the Board of Directors of the Company since June 10, 2014 as the indirect controlling shareholder and president of Fabrica. Mr. Garcia is the president and controlling shareholder of Group Industrial Garcia Franco, S.A. C.V., which is the controlling shareholder of Fabrica.

5

Beneficial Ownership of Directors, Named Executive Officers, and Directors and Executive Officers as a Group

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Mario Armando Garcia (1)	916,083	8.9%
Jeffrey S. Schoen (2)	181,139	1.7%
Keith R. Schroeder (3)	121,283	1.2%
Douglas E. Hailey (4)	87,900	*
Steven R. Berlin (5)	82,004	*
John C. Guttilla (6)	56,250	*
Mark Ravich (7)	38,746	*
Elaine MacDonald (8)	20,000	*
Rodney D. Gloss (9)	4,000	*
All directors and executive officers as a group (9 persons)	1,507,405	14.2%

* Indicates ownership of less than 1%.

(1)	See Note 1 in the “Beneficial Owners of More Than Five Percent” table above.
(2)	Includes 158,750 shares of Common Stock issuable upon exercise of stock options held by Mr. Schoen.
(3)	Mr. Schroeder resigned as our Chief Financial Officer effective July 8, 2016. Information in the table is based on the most recent Form 4 filed by Mr. Schroeder. Includes 6,250 shares of Common Stock issuable upon exercise of stock options held by Mr. Schroeder.
(4)	Includes 25,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Hailey. Includes 62,900 shares that are held in a margin account.
(5)	Includes 66,250 shares of Common Stock issuable upon exercise of stock options held by Mr. Berlin. Includes 11,654 shares that are held in margin account.
(6)	Includes 27,750 shares of Common Stock issuable upon exercise of stock options held by Mr. Guttilla.
(7)	Includes 23,750 shares of Common Stock issuable upon exercise of stock options held by Mr. Ravich and 3,000 shares held in family trusts. Includes 4,995 shares that are held in a margin account.
(8)	Includes 20,000 shares of Common Stock issuable upon exercise of stock options held by Ms. MacDonald.
(9)	Includes 4,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gloss.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its reporting persons complied with all such filing requirements during 2016.

6

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors presently has seven members with each member serving a one-year term. All of the Company’s directors hold office until the end of the next annual meeting of stockholders or until their successors are duly appointed and qualified.

 The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following seven current directors of the Company to be re-elected to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Steven R. Berlin, Mario Armando Garcia, John C. Guttilla, Douglas E. Hailey, Elaine MacDonald, Mark H. Ravich and Jeffrey S. Schoen.

The Board of Directors has no reason to expect that any of the nominees to the Board of Directors will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the above seven nominees to the Board of Directors prior to the meeting, the proxies will be voted for a substitute nominee named by the Nominating and Corporate Governance Committee and the Board of Directors and for the remaining nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed above for election as directors of the Company.

The information below is furnished as of March 1, 2017 for each of the nominees for the Board of Directors.

The seven nominees who receive the highest number of affirmative votes cast will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR ALL NOMINEES” NAMED.

Nominees for Election as Directors

Set forth in the chart and narrative below are the name, age, position and a brief account of the business experience of each of the Company’s director nominees and the primary reason why the Nominating and Corporate Governance Committee has nominated each person for election to the Board of Directors.

Name	Age	Director Since	Present Position with Orchids
Steven R. Berlin	72	2005	Chairman of the Board
Mario Armando Garcia	65	2014	Director
John C. Guttilla	60	2005	Director
Douglas E. Hailey	54	2004	Director
Elaine MacDonald	54	2013	Director
Mark Ravich	64	2013	Director
Jeffrey S. Schoen	56	2007	CEO, President and Director

Steven R. Berlin, 72, Director since 2005, Former Vice President and Chief Financial Officer of Kaiser-Francis Oil Company

Since January 2006, Mr. Berlin has been an independent financial consultant. Mr. Berlin was Vice President of Kaiser-Francis Oil Company from 2004 to January 2006, and the Vice President and Chief Financial Officer of Kaiser-Francis Oil Company from 1999 to 2004. He held the positions of Chief Financial Officer, Secretary and Treasurer of PetroCorp Corporation from 1999 to 2004 and was a director of PetroCorp Corporation from 2001 to 2004. Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses, from 1996 to 1999. Prior to joining the faculty at the University of Tulsa, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last eleven years as Chief Financial Officer. He served as a member of the board of directors of North American Palladium Limited (NYSE MKT: PAL) until May 2015. Mr. Berlin received his BSBA degree from Duquesne University, his MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a certified public accountant.

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The Nominating and Corporate Governance Committee has nominated Mr. Berlin to serve on the Board of Directors because of his extensive leadership experience with public companies and his deep understanding of financial and accounting matters.

Mario Armando Garcia, 65, Director since 2014, President and Co-Founder of Fabrica de Papel San Francisco, S.A. de C.V.

Mr. Garcia is the President and co-founder of Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”), a privately owned company organized under the laws of Mexico that started as a tissue converter in 1958 and produces parent rolls, paper towels, bathroom tissue and paper napkins. Fabrica has grown to 150,000 metric tons of capacity, one of the largest tissue manufacturers by capacity in Mexico.  Since 2000, Mr. Garcia has served on the board of directors of Mexicali Industrial SA and also serves as chairman of the board of directors of Inmibiliaria Priga SA and Marfer del Golfo SA. He holds a BS degree in Industrial Engineering from Cetys University and is a graduate of Harvard Business School’s Owner/President Management Program 2005-2007.

Mr. Garcia’s membership on the Board of Directors is a condition of the Asset Purchase Agreement the Company entered into with Fabrica in 2014, which provided for the Company to use its reasonable best efforts to nominate Mr. Garcia or such other person designated by Fabrica for election as a member of the Board of Directors and to continue to use its reasonable best efforts to maintain Mr. Garcia or such other person as a member of the Board of Directors through the earlier of (i) the date of termination or expiration of the supply agreement with Fabrica or (ii) such time that Fabrica and its affiliates, collectively, own less than five percent of the number of shares of Orchids’ common stock that were outstanding as of June 4, 2014. Additionally, the Nominating and Corporate Governance Committee has nominated Mr. Garcia to serve on the Board of Directors due to his extensive experience in and comprehensive knowledge of the paper and tissue industry.

John C. Guttilla, 60, Director since 2005, Partner of RotenbergMeril

Since 1988, Mr. Guttilla has been a Partner in the public accounting firm of Rotenberg Meril where he is a member of the firm’s management committee and director of the firm’s Financial Services Department. RotenbergMeril are the independent registered public accountants for Air Industries Group (NYSE MKT: AIRI) where Mr. Guttilla serves as the engagement partner. He is also a director and Chairman of the Audit Committee of Decisionpoint Systems, Inc. (OTCBB: DPSI). He is a certified public accountant and holds a BS degree in accounting from Fordham University and a Master’s degree in taxation from St. John’s University.

The Nominating and Corporate Governance Committee has nominated Mr. Guttilla to serve on the Board of Directors because of his deep understanding of financial and accounting matters.

Douglas E. Hailey, 54, Director since 2004, Managing Director of Taglich Brothers, Inc.

Mr. Hailey is a Managing Director of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Mr. Hailey joined Taglich Brothers in 1994. Mr. Hailer is also the Managing Member of Taglich Private Equity, LLC., a private equity firm founded in 2001, where he participates in evaluating and executing new private equity investments. Prior to joining Taglich Brothers, Inc., Mr. Hailey spent five years with Weatherly Private Capital, assisting in sponsoring leveraged buyouts and five years in structured finance lending at Heller Financial and the Bank of New York. Mr. Hailey previously served on the board of directors of Williams Controls, Inc. (NASDAQ: WMCO) from 2001 to 2012 and currently serves as a director of BG Staffing, Inc. (NYSE MKT: BGSF) and several privately-held companies. Mr. Hailey received a BA degree in Business Administration from Eastern New Mexico University and an MBA from the University of Texas.

The Nominating and Corporate Governance Committee has nominated Mr. Hailey to serve on the Board of Directors because of his extensive experience serving on public company boards of directors and his knowledge of the capital markets.

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Elaine MacDonald, 54, Director since 2013, Senior Director of Cerner Corporation

Ms. MacDonald currently serves as the Sr. Director for Cerner Corporation, which acquired InterMedHx, LLC, a healthcare software services provider, in April 2014. Ms. MacDonald previously served as the Chief Operating Officer of InterMedHx, LLC. Additionally, Ms. MacDonald had several different roles while employed with Paragon Trade Brands, a private brand marketer/manufacturer of personal absorbent care products, including Vice President of Marketing, and from 2003 to 2007 was the Executive Vice President of Sales and Marketing of Cumberland Swan Inc./Vijon, the largest private label personal health care products manufacturer in North America. From 2008 through 2012, she was a Principal with North Highland, a consulting company. Ms. MacDonald holds a BS degree in Biology from the University of Waterloo and an MBA from Sir Wilfred Laurier University.

The Nominating and Corporate Governance Committee has nominated Ms. MacDonald to serve on the Board of Directors because of her broad knowledge and experience in the private label consumer goods industry.

Mark H. Ravich, 64, Director since 2013, founder of Tri-Star Management, Inc.

Mr. Ravich began his career in 1975 as an account officer at Citibank N.A. based in New York, where he made real estate construction loans to national real estate developers. Upon leaving Citibank in 1978 through 1990, he was a developer of commercial real estate where he was involved with all aspects of development, finance, construction, marketing, leasing and management of various commercial, industrial, office and multi-family real estate projects. From 1990 until early 1998 when the company was sold to a Los Angeles retailer, he was the CEO and a member of the Board of Directors of Universal International, Inc., a wholesale retail company, and led the public offering of the company’s securities. From 1998 through the present, he became one of the founders and owners of Tri-Star Management, Inc., a commercial real estate management and syndication company. He also became active in many private equity and venture capital investments. Mr. Ravich currently serves on the Board of Directors of MR Instruments Inc. and Dilon Technologies Inc., is a board advisor to Scidera Inc. and is the chief manager of various real estate entities. Mr. Ravich graduated Magna Cum Laude from the Wharton School of the University of Pennsylvania with a BSE and an MBA degree with a major in finance.

The Nominating and Corporate Governance Committee has nominated Mr. Ravich to serve on the Board of Directors because of his knowledge and experience in retail, financial and capital markets.

Jeffrey S. Schoen, 56, Director since 2007, Chief Executive Officer and President of Orchids Paper Products Company

Mr. Schoen was appointed President and Chief Executive Officer of Orchids Paper Products in November 2013. Mr. Schoen joined the Company’s Board of Directors in February 2007, served as its lead director from March 2013 until May 2013 and served as Chairman from May 2013 to November 2013. From 2002 through 2006, Mr. Schoen served as Executive Vice President of Cumberland Swan, Inc., a private label manufacturer of personal care products. From 1999 through 2002, Mr. Schoen was employed by Paragon Trade Brands, a private label manufacturer of disposable diapers and training pants, last serving as Vice President of Operations. Mr. Schoen holds a BS degree in chemical engineering from the University of Wisconsin.

The Nominating and Corporate Governance Committee has nominated Mr. Schoen to serve on the Board of Directors because of his management leadership position and extensive leadership experience in manufacturing companies and the private label consumer goods industry.

Board of Directors

The Board of Directors held eleven meetings during the fiscal year that ended December 31, 2016. During 2016, each director attended at least 75% of the aggregate of the regular meetings of the Board of Directors and meetings of the committees of the Board on which he or she served, as the case may be, after his appointment to the Board, except for Mr. Garcia, who attended 64%. Five of the directors attended the annual meeting of stockholders held on May 2, 2016. An executive session of independent directors is generally held at the time of each Board meeting that is held in-person. The independent directors met in executive session at five Board meetings in 2016. The directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

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Director Independence

The Company regularly reviews the independence of each director. Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors, officers and the Company (including immediate family and affiliates) that would deem the director not to be “independent” as that term is defined in the applicable rules and regulations of the SEC and the NYSE MKT. If any transactions or relationships exist that may call into question the director’s status as an “independent” director, the Audit Committee and the Board then consider whether such transactions or relationships are inconsistent with a determination that the director is independent in accordance with the applicable rules and regulations. Pursuant to this process, the Audit Committee and the Board of Directors have determined that each of Mr. Berlin, Mr. Guttilla, Mr. Hailey, Ms. MacDonald and Mr. Ravich qualify as independent directors as such term is defined under the rules of the NYSE MKT.

Board Committees

The Board of Directors has three committees established in the Company’s Bylaws: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is an independent director.

Audit Committee.    The Company has an Audit Committee consisting of Mr. Berlin, who chairs the committee, Ms. MacDonald and Mr. Ravich. The Audit Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” According to its charter, the Audit Committee must review the charter on an annual basis, and, if necessary, propose amendments to the Board of Directors. Under the charter, the Audit Committee must meet at least four times a year and is responsible for reviewing the independence, qualifications and quality control procedures of the Company’s independent auditors, and is responsible for recommending the initial or continued retention, or a change in, the Company’s independent auditors. In addition, the Audit Committee is required to review and discuss with the Company’s management and independent auditors the Company’s financial statements and the Company’s annual and quarterly reports, as well as the quality and effectiveness of the Company’s internal control procedures and critical accounting policies. The Audit Committee Charter also requires the Audit Committee to review potential conflict of interest situations with respect to employees of the auditor, and to discuss with the Company’s management other matters related to the Company’s external and internal audit procedures. The Audit Committee has adopted a pre-approval policy for the provision of audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has determined that Mr. Berlin is an Audit Committee financial expert under the rules and regulations of the SEC. The Audit Committee held six meetings in 2016. As set forth above, the members of the Audit Committee qualify as “independent directors” under the SEC and the NYSE MKT rules. A copy of the report of the Audit Committee is on page 14.

Compensation Committee.    The Company has a Compensation Committee consisting of Mr. Guttilla, who chairs the committee, and Messrs. Berlin and Hailey. The Compensation Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for the Company’s executive officers, including annual bonus compensation, and consults with the Company’s management regarding compensation policies and practices. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding compensation of directors. In addition, the Compensation Committee makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned “COMPENSATION DISCUSSION AND ANALYSIS.” As set forth above, the members of the Compensation Committee qualify as “independent directors” under the NYSE MKT rules, including the additional independence requirements applicable to compensation committee members. The Compensation Committee held two meetings in 2016. A copy of the report of the Compensation Committee is on page 15.

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Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Mr. Ravich, as chair, and Messrs. Hailey and Guttilla. The Nominating and Corporate Governance Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” The Nominating and Corporate Governance Committee is responsible for submitting to the Board of Directors a proposed slate of directors for submission to the stockholders at the Company’s annual meeting, recommending director candidates in view of pending additions, resignations or retirements, developing criteria for the selection of directors, reviewing suggested nominees received from stockholders and reviewing corporate governance policies and recommending changes to the full Board of Directors. As set forth above, the members of the Nominating and Corporate Governance Committee qualify as “independent directors” under the NYSE MKT rules. The Nominating and Corporate Governance Committee held two meetings in 2016.

Role of Board of Directors in Risk Management

The Board of Directors oversees the Company’s approach to risk management as a whole. It is management’s responsibility to keep the Board of Directors informed regarding the matters of the Company. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to the Company’s management team concerning the assessment and management of risk. It is the responsibility of the Board of Directors to understand the information it receives and its context and assess and manage the various risks the Company faces. In exercising its oversight, the Board of Directors may allocate some areas of focus to its committees for evaluation, as more fully described below.

The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board of Directors at regularly scheduled Board of Directors meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, reporting processes and internal controls, the internal audit function, the independent auditors’ qualifications, independence and performance, and the Company’s corporate finance matters including its capital structure. The Audit Committee reviews critical accounting policies and potential conflict of interest situations, including transactions with related parties. The Audit Committee also provides oversight with respect to the Company’s risk management process, including, as required by the NYSE MKT, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management. Under the terms of the Company’s Business Conduct Policy, the Audit Committee is charged with monitoring and enforcing compliance with laws and practices relating to accounting.

The Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders. In furtherance of this objective, the Compensation Committee evaluates the potential compensation payable under the Company’s executive compensation plans, including bonuses, options and other benefits, based on alternative performance scenarios. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.

The Nominating and Corporate Governance Committee has a significant role in overseeing risk. It oversees compliance with most of the elements of the Company’s Business Conduct and Ethics Policy, including conflicts of interest, corporate opportunities, confidential information, protection and use of Company assets and compliance with law. Monitoring and enforcing compliance with laws and practices relating to accounting is the Audit Committee’s responsibility. The Nominating and Corporate Governance Committee is also responsible for managing risks related to our corporate governance, including performance of the Board of Directors and individual directors, director succession and director education. The Nominating and Corporate Governance Committee recommends director nominees and changes to the full Board of Directors and also considers the Company’s ethics, social and environmental responsibility.

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Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates to serve as members of the Board of Directors. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity in identifying nominees for director, however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences. With respect to the selection of director nominees at the 2016 Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate each of the seven returning directors currently serving on the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified stockholder nominees on the same basis as those submitted by members of the Board of Directors, third-party search firms or other sources.

After completing this process, the committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The committee chair, or another director designated by the committee chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full committee. All such interviews will be held in person, to the extent possible, and will include only the candidate and the committee members. Based upon interview results and appropriate background checks, the committee will decide whether it will recommend the candidate’s nomination to the full Board of Directors.

The committee may, in its discretion, choose to use additional resources (including independent third-party search firms) if it determines that such resources could enhance a particular director search.

Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

●	Stockholder’s name, number of shares owned, length of period held and proof of ownership;

●	Name, age and address of candidate;

●	A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

●	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors and documents his/her ability to serve on the Board of Directors;

●	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors;

●	A description of any arrangements or understandings between the stockholder and the candidate;

●	Any other information that would be useful to the committee in considering the candidate; and

●	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

The Corporate Secretary will forward such materials to the committee chair and the Chairman of the Board of Directors. The Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling Board of Directors positions.

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Stockholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the committee deems necessary or appropriate. Separate procedures apply, as provided in the Bylaws, if a stockholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or the Board of Directors. See “DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING.”

Communications with the Board of Directors

The Board of Directors has adopted a policy to provide a process for holders of the Company’s Common Stock and other interested parties to send written communications to the Board of Directors. Any person wishing to send communications to the Board of Directors should send the written communication and the following information to the Company’s Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

●	name, age, business address and residential address;

●	if a stockholder, the number of shares of Common Stock owned, length of period held and proof of ownership; and

●	any individual director or committee to which the person would like to have the written statement and other information sent.

The Corporate Secretary, or his designee, will collect and organize all of such communications as he deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any committee chair or individual director. The Corporate Secretary may refuse to forward material which he determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

Leadership Roles

It is not required under the terms of the Company’s Bylaws that the positions of Chairman of the Board of Directors and Chief Executive Officer be separate. Further, the Board of Directors has no policy concerning the separation of the offices of Chairman of the Board and Chief Executive Officer, but retains the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time. Our offices of Chairman of the Board and Chief Executive Officer have been separate since before our initial public offering in 2005, with the Chairman of the Board overseeing strategic planning for the Company, and the Chief Executive Officer overseeing day-to-day operational matters. The Board of Directors believes that the separation of the two roles continues to provide the best balance of these important responsibilities. Having been a Board member of the Company since 2005, Mr. Berlin, our Chairman of the Board of Directors, has brought not only leadership and financial acumen to the Board, but also a unique and extensive knowledge of the Company and its industry. Our CEO, Mr. Schoen, enhances his role as Chief Executive Officer and provides significant value for the Company and its stockholders due to his extensive experience in management positions within similar manufacturing companies and extensive knowledge of the private label market.

Our Bylaws provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate, and as such, the Board of Directors intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances, rather than based on a policy or rule. We believe that the Company has been well-served by this flexible leadership structure.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Orchids Paper Products Company (in this report, the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the Committee’s charter, and the NYSE MKT and SEC rules. The Committee operates under a charter adopted by the Board of Directors. The primary function of the Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Committee submits the following report pursuant to the SEC rules:

●	The Committee has reviewed and discussed with management and with HoganTaylor LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2016 (the “Financial Statements”).

●	HoganTaylor LLP has advised management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

●	The Committee has received from HoganTaylor LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding HoganTaylor LLP’s communications with the Committee concerning independence and has discussed HoganTaylor LLP’s independence with them.

●	Based upon the aforementioned review, discussions and representations of HoganTaylor LLP, and the unqualified audit opinion presented by HoganTaylor LLP on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K. The Committee has reviewed the performance of services provided by HoganTaylor LLP in 2016 and the proposed audit plan for 2017 and, based upon those reviews and other considerations, recommends that HoganTaylor LLP be selected as the independent registered public accounting firm for the Company for fiscal 2017.

Respectfully submitted,

Steven R. Berlin, Chairman Elaine MacDonald Mark H. Ravich

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REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company is primarily responsible for reviewing, approving and overseeing Orchids’ compensation plans and practices, and works with management and the committee’s compensation consultant to establish Orchids’ executive compensation philosophy and programs. The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2016 with management and has recommended to the Board of Directors that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

John C. Guttilla, Chairman Steven R. Berlin Douglas E. Hailey

The Report of the Audit Committee and the Report of the Compensation Committee on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth above and to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of John C. Guttilla, who chairs the committee, Steven R. Berlin and Douglas E. Hailey, none of whom are employees or current or former officers of the Company, and none of whom had any relationship with the Company required to be disclosed under the section of the proxy captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” None of the Company’s Compensation Committee members and none of the Company’s executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is responsible for approving the compensation program design for all components of executive officer total compensation. The Compensation Committee reviews our compensation strategy on an annual basis to ensure such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. Compensation decisions are made by the Compensation Committee of our Board of Directors, with input from our Chief Executive Officer for compensation of his direct reports.

This section provides information regarding the compensation for Mr. Schoen (President and Chief Executive Officer) and Mr. Gloss (Chief Financial Officer), as well as Keith R. Schroeder, our former Chief Financial Officer who resigned effective July 8, 2016, whom we refer to collectively as the “named executive officers.” This section includes information regarding the overall objectives of our compensation programs, the means by which we make compensation decisions and each element of compensation that we provide.

We provide a competitive total compensation package to our executive officers through a combination of base salary, annual cash bonus plan, equity-based compensation and other compensation, including 401(k) matching contributions, severance and change in control agreements.

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Objectives of Compensation

In setting policies and practices regarding compensation at the Company, the guiding philosophy of the Compensation Committee is to establish a compensation program that:

●	is competitive with the market in order to help attract, motivate, reward and retain highly qualified employees and executives;

●	creates a performance-based link between executive pay and the Company’s performance;

●	facilitates stockholder value creation;

●	promotes our strategic, financial and operating performance objectives; and

●	aligns our executives’ interests with the interests of our stockholders.

To achieve these goals, the Company has entered into employment agreements which address base salary with our named executive officers, and the Compensation Committee implements and maintains compensation plans that tie a substantial portion of our named executive officers’ overall compensation to profitability improvement and thus improved stockholder value. In addition, the Compensation Committee evaluates compensation on an ongoing basis and makes adjustments as it believes are necessary to fairly compensate our executives and to retain their services.

Establishing Executive Compensation

Role of the Compensation Committee.    The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation matters. Its role is to review the Company’s compensation programs, policies and practices and to set the compensation for each named executive officer.

The Compensation Committee reviews the performance of each named executive officer, the financial and other performance of the Company and considers the appropriate level of compensation for each named executive officer. The Compensation Committee considers the total compensation for each named executive officer as well as the individual elements of their compensation, including base salary and potential cash bonus payments, vested and unvested stock options and restricted stock, perquisites and payments under various termination and change of control scenarios. In setting compensation, the committee’s decisions are shaped by the Company’s compensation objectives and the market for executive talent based on the Compensation Committee’s members’ personal experience, contacts in the paper industry and publicly available information. The Compensation Committee also uses third-party firms, including the Internet-based Equilar database, on occasion to evaluate base salary for our named executive officers against the base salary of their counterparts at certain comparable public companies.

In the first quarter of each year, the Compensation Committee determines the metrics for the new year’s bonus program. The Compensation Committee considers the structure of the Company’s compensation arrangements and how well that structure furthers the Company’s compensation objectives. The Company’s Chief Executive Officer participates in the process for setting the compensation for Mr. Gloss (our Chief Financial Officer), and both the Chief Executive Officer and the Chief Financial Officer have considerable input in determining the metrics used in the bonus program and in making compensation decisions for other employees.

Also in the first quarter of each year, the Chief Financial Officer certifies the accuracy and consistency of the bonus calculations for the named executive officers based on individual and Company performance against the targets and thresholds set for the prior year’s program. The Chief Financial Officer presents the calculations to the Compensation Committee for review and, if approved, authorization of payment.

Role of Compensation Consultants.    Our Compensation Committee has previously engaged, and may prospectively engage, compensation consultants as part of the process in reviewing, evaluating and setting compensation. Under its charter, the Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Compensation Committee. In selecting a consultant, counsel or adviser, the Compensation Committee evaluates the independence of such adviser by considering the following six factors and any other factors the Compensation Committee deems relevant to the adviser’s independence from management:

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●	Provision of other services to the Company by the person that employs the consultant.

●	Amount of fees paid by the Company to the person that employs the consultant, as a percentage of that person’s total revenue.

●	Policies and procedures of the person that employs the consultant regarding prevention of conflicts of interest.

●	Any business or personal relationship between the consultant and any member of the Committee.

●	Ownership by the consultant of the Company’s stock.

●	Any business or personal relationship between the consultant, or any person that employs the consultant, and any executive officer of the Company.

In September 2013, the Compensation Committee directly engaged Frederick W. Cook & Co. (“Cook”) to prepare a benchmark study of the Company’s compensation. In particular, Cook was asked to conduct a comprehensive review of the compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and top marketing officer against compensation paid to similar positions in certain companies deemed by the Board and management to be competitive with the Company in the hiring of executives.  As part of its commitment to keeping executive pay consistent with that of its peers and with the market, the Compensation Committee used Cook’s reports along with other factors, such as Company and individual performance, to ensure the Company’s compensation to its executive officers was consistent with market practice and to determine any necessary adjustments to the structure of the Company’s compensation packages and the defined metrics to be used for the Company’s compensation program. In 2014, the Compensation Committee engaged Cook, in part to review the market for changes in compensation paid to similar positions as our named executive officers. The Compensation Committee did not engage Cook in 2015 or 2016.

In January 2017, the Compensation Committee engaged Cook to prepare an update to the 2013 benchmark study in order to set compensation for executive officers in 2017 in a manner that is consistent with market practice, and to determine any necessary adjustments to the structure of the Company’s compensation packages as discussed above. For this study, Cook analyzed the total direct compensation based on a third-party, broad based, multi-industry 125 company size sample survey from Mercer, Aon Hewitt and Willis Towers Watson regressed to the Company’s projected annual revenue, with total direct compensation being the sum of base salary and target annual bonus. Cook also provided specific information on five similarly-sized companies with either manufacturing characteristics similar to Orchids’. The companies comprising the small group were:

•	Bridgford Foods Corporation

•	Chase Corporation

•	Lifeway Foods, Inc.

•	Nutraceutical International Corporation

•	UFP Technologies, Inc.

The Compensation Committee determined Cook to be an independent consultant with no conflicts of interest and paid Cook approximately $6,000 for its services.

Role of the Chief Executive Officer.    The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions by developing recommended compensation for the Company’s other officers and management personnel, including Mr. Gloss (our Chief Financial Officer). The Chief Executive Officer may also consult informally with the Compensation Committee, our Chairman of the Board of Directors and the Chief Financial Officer in determining the metrics used in the bonus program and in making compensation decisions for other employees prior to presenting his recommendations to the Compensation Committee for their review and discussion to ensure that his recommendations will best reflect our compensation objectives.

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Role of Stockholders.    The Compensation Committee considers stockholder input when setting compensation for named executive officers. At our 2014 annual meeting of stockholders, 81.1% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation policies was necessary at this time. At least once every six years, we are required by the Dodd-Frank Act to provide stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. At our 2011 annual meeting, our stockholders voted in favor of holding such advisory votes every three years. Accordingly, at that time, the Board determined that the Company’s policy will be to include an advisory vote on executive compensation in the Company’s annual meeting proxy materials every three years until the next required frequency vote is held. We are soliciting input from our stockholders on executive compensation at the 2017 annual meeting of stockholders. Please see the section of this proxy captioned “PROPOSAL 2—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.”

Role of Employment Arrangements.    We consider employment arrangements to be an important part of recruiting and retaining qualified executive officers. All of the named executive officers have entered into employment arrangements with us. Our employment arrangements with the named executive officers establish the named executive officers’ initial base salary. Mr. Schoen’s and Mr. Gloss’ employment arrangements do not provide for any automatic increase in base salary, however, their base salaries are subject to annual review and increase in the discretion of the Board of Directors and the Compensation Committee. Employment arrangement terms may also include provisions regarding severance, change-in-control, confidentiality, non-competition and non-solicitation. These employment arrangements are described in further detail under the section of this proxy captioned “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS.”

Elements of Compensation

Our executive compensation program consists of various elements of compensation that are intended to work together to provide total compensation that is reasonable, competitive, and related to both the Company’s performance and the individual performance of employees. Our principal competitors for executive talent are other pulp and paper industry companies as well as other companies in our region. As such, when we consider whether our levels of compensation are externally competitive, we evaluate the market for executive talent based upon the knowledge and experience of the Compensation Committee members, compensation consultants and their contacts in the paper industry. In addition, we believe that a significant portion of our compensation program should be dependent on the continued growth and success of the Company so that our executive officers have even stronger motivation to work toward the long-term interests of our stockholders as set forth in our compensation objectives described above. Accordingly, a significant portion of our named executive officers’ compensation is designed to be “at risk” and therefore contains elements dependent upon achieving performance goals as well as equity which will appreciate in value only to the extent that shares held by our stockholders also increase in value. The elements of total compensation for our named executive officers are:

●	base salary;

●	annual cash bonus plan;

●	equity-based compensation;

●	401(k) plans; and

●	perquisites.

For fiscal year 2016, the actual total direct compensation paid to our Chief Executive Officer consisted of approximately 74% base salary and 26% performance-based cash bonus. The actual total direct compensation paid to our Chief Financial Officer for fiscal year 2016 consisted of approximately 38% base salary 10% performance-based cash bonus and 52% equity compensation. Total direct compensation consists of the sum of base salary plus target annual bonus, plus annual incentive grants.

For fiscal year 2015, the actual total direct compensation paid to our Chief Executive Officer consisted of approximately 42% base salary, 20% performance-based cash bonus and 38% equity compensation. The actual total direct compensation paid to our former Chief Financial Officer for fiscal year 2015 consisted of approximately 60% base salary, 29% performance-based cash bonus and 11% equity compensation. Total direct compensation consists of the sum of base salary plus target annual bonus, plus annual incentive grants.

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Base salary.    We seek to provide our Chief Executive Officer and Chief Financial Officer with a competitive annual base salary. Base salary is set at a level that is competitive for the responsibilities of the position taking into account our industry and geographic location. In addition, the Compensation Committee considers adjustments to base salary based on both Company and individual performance as well as internal equity within our pay scale. We do so in order to attract and retain a high caliber of talent for these positions, and to provide a fair base wage that is not subject to the Company’s performance risk. For the named executive officers, the minimum base salary is established in their employment agreements and, as such, is also subject to the outcome of the Company’s negotiations with the executives. Increases to base salary in subsequent years are made at the discretion of our Compensation Committee.

Effective September 12, 2016, Mr. Gloss assumed the position of Chief Financial Officer at a base salary of $215,000 per year. In November 2013, in connection with the appointment of Mr. Schoen as Chief Executive Officer, the Compensation Committee reviewed the current base salary of the position of Chief Executive Officer and the benchmark study provided by Cook in its compensation review. Mr. Schoen’s base salary was set at $400,000 per year. Mr. Schoen did not receive a base salary increase in 2015 or 2016.

In considering the competitiveness of our base salaries, the Compensation Committee relies upon the expertise of its members, the use of third-party consulting firms, and data from a database created by Equilar Inc., an independent executive compensation research firm that draws information from proxy statements and other reports filed with the Securities and Exchange Commission. In 2012, in connection with the execution of employment agreements with the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee consulted a report of the base salary for chief executive officers and, separately, chief financial officers at 40 Midwest-based small publicly traded manufacturing companies, excluding oil and gas companies, which the Chief Executive Officer and the Compensation Committee believe are representative of the types of companies with which we compete for executive talent. In 2013, the Compensation Committee consulted Cook’s review and benchmark study of the compensation of the Company’s Chief Executive Officer and Chief Financial Officer in order to establish the terms of Mr. Schoen’s compensation package. In 2014, the Compensation Committee engaged Cook, in part to review the market for changes in compensation paid to similar positions as our named executive officers. In 2017, the Compensation Committee again engaged Cook to provide a benchmark study of the compensation of the Company’s Chief Executive Officer and Chief Financial Officer in order to set such named executive officers’ compensation for 2017.

 The following table lists the base salaries set by the Compensation Committee for each of the named executive officers during each of 2015 and 2016, along with the percentage change from year to year:

Base Compensation

			Percentage
	2015	2016	Change
Jeffrey S. Schoen	$400,000	$400,000	0.0%
Keith R. Schroeder (1)	$210,120	$210,120	0.0%
Rodney D. Gloss (2)	$-	$215,000	na

(1)	Mr. Schroeder resigned his position of Chief Financial Officer on July 8, 2016.
(2)	Mr. Gloss assumed the position of Chief Financial Officer on September 12, 2016.

Cash bonus.    The Company’s annual cash bonus plan is performance-based and designed to reward named executive officers for their contributions to the Company in clear, measurable criteria. In general, the Compensation Committee begins working with our executive officers late in the then current year to establish performance goals for the following year’s cash bonus plan. The employment agreement for Mr. Schoen provides that cash bonus compensation is capped at 100% of his base salary. The employment agreement for Mr. Gloss provides that cash bonus compensation is capped at 60% of his base salary. The Company’s Chief Financial Officer certifies the accuracy and consistency of the bonus calculation and presents the calculation to the Compensation Committee in the first quarter of each year and at other times as requested by the Compensation Committee.

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In January 2016, the Compensation Committee approved a performance bonus program for 2016 based on a combination of the Company’s EBITDA performance (weighted at 80%) and a subjective component based on individual performance (weighted at 20%). The Company places strong emphasis on the metric of EBITDA because the Compensation Committee believes that the named executive officers should be encouraged to consider all means for improving EBITDA. “EBITDA” represents net income before net interest expense, income tax expense, depreciation and amortization. Amortization of deferred debt issuance costs is included in net interest expense. “Adjusted EBITDA” represents EBITDA before non-cash stock compensation expense and unusual expenses, such as costs of business acquisitions and costs to demolish assets. The Adjusted EBITDA cash bonus goals were established based upon results from the previous year and evaluation of expectations for business for the coming year, taking into account market conditions, capital invested for efficiency and growth, fiber prices and other factors. The Compensation Committee considered the current economic conditions and business environment on both a micro and macro basis. Macro factors included the expected state of the economy and energy and raw material prices. Micro factors included competitive conditions, capacity in the tissue products industry both on a regional and national basis, and consumer trends and how they impact our customers’ requirements for our products. For purposes of determining the final 2016 bonus calculation, we excluded from the EBITDA calculation non-cash compensation related to stock compensation and non-recurring relocation costs and foreign exchange losses. For a reconciliation of EBITDA and Adjusted EBITDA to net income for the year ended December 31, 2016, please see the Company’s Form 10-K that was filed with the SEC on March 15, 2017.

Cash bonuses for named executive officers for their work in 2016 were determined based on the Company’s performance against the Adjusted EBITDA target and thresholds for the fiscal year. After considering whether there were any subjective performance matters that would alter the cash bonus amounts, the Compensation Committee determined that the 20% of the bonus amount attributable to subjective individual performance was best captured by reference to the Company’s EBITDA performance. Consequently, the cash bonus amounts for 2016 were based solely on the Company’s EBITDA performance. The program was designed such that those who could most affect a Company’s performance metric would have the largest portion of their total potential compensation at risk with respect to such metric. In addition, the range of thresholds and corresponding payouts for the Adjusted EBITDA metric were established to provide a graduated payout scale. If the Company did not achieve the minimum Adjusted EBITDA performance threshold, the named executive officers were not entitled to receive any bonus payouts. Each of our named executive officers had a target bonus, which was 60% of based salary, or $240,000, for Mr. Schoen and 40% of base salary, or $28,667, for Mr. Gloss (prorated based on time in position).

The following table shows the 2015 and 2016 bonus payments for each of our named executive officers:

Bonus

	Actual	Actual	Percentage	Targeted
	2015	2016	Change	2016
Jeffrey S. Schoen	$195,610	$137,280	-29.8%	$240,000
Keith R. Schroeder (1)	$102,757	$-	na	na
Rodney D. Gloss (2)	$-	$16,397	na	$28,667

(1)	Mr. Schroeder resigned his position of Chief Financial Officer on July 8, 2016.
(2)	Mr. Gloss assumed the position of Chief Financial Officer on September 12, 2016. The bonus amount for 2016 is prorated based on the time in position.

The table below shows the Company’s 2016 performance thresholds for Adjusted EBITDA and the corresponding percentage of the bonus award to be paid. The calculated percentage based on audited results is subject to adjustment up or down based on the Board’s evaluation of named executive officers’ performance on factors other than those generating current year adjusted EBITDA. Based on adjusted EBITDA of $33,352,000, the Board granted bonuses of 57.2% of target for 2016.

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Adjusted EBITDA Performance Thresholds (1)
		Percent of
		EBITDA
		bonus
2016 Goals		achieved (2)
<	$32,400,000	0%
	$32,400,000	50%
	$39,000,000	100%
	$43,000,000	150%

(1)	For a reconciliation of EBITDA and Adjusted EBITDA to net income for the year ended December 31, 2016, please see the Company’s Form 10-K that was filed with the SEC on March 15, 2017.

(2)	Actual bonus percentage was prorated between thresholds for 2016. Any level of the weighted metrics above the 100% maximum would not necessarily result in additional bonus above the 100% maximum but may be reviewed and awarded by the Board of Directors in its sole discretion.

In February 2014, the Company adopted a claw back policy to help protect the interests of its stockholders. The Company’s claw back policy further aligns the interests of our executives with the stockholders. Under such policy, our Board of Directors may adjust or cancel, or require recovery of, any incentive-based compensation from current or former executives if the Company has to issue an accounting restatement based on erroneous data due to material non-compliance with any financial reporting requirement under federal securities laws that affect directly or indirectly the objective and subjective metrics used to determine bonuses and equity awards.

Equity-based compensation.    We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our Company’s growth and prosperity, because the value of the equity awards will increase or decrease with changes in the value of our Common Stock. Annual grants of equity awards are made at the discretion of the Compensation Committee based on review of the compensation program and the performance of the Company and our executives. The Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”) provides for awards of stock options, stock appreciation rights and other stock based awards, including awards of restricted stock. The 2014 Plan’s purpose is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards.

The Company’s Compensation Committee is the administrator of the 2014 Plan. Subject to the express provisions of the plan, the committee has plenary authority, in its discretion, to determine the individuals to whom, and the time or times which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the committee may take into account the nature of services rendered by the respective individuals, as well as their present and potential contributions to the Company’s success. The Compensation Committee reviews and approves stock-based awards to executive officers based upon a number of factors, including the number of shares vesting for each named executive officer in each year and the amount of equity held by each named executive officer in the aggregate, its assessment of individual performance, and retention considerations.

Beginning with the appointment of Mr. Schoen as Chief Executive Officer in November of 2013, the Company began awarding market-based options to employees as well as time-vested options or grants of restricted stock under the belief that such awards align our executives’ interests with our stockholders’ as such awards will become exercisable, if at all, if and when the share price of the Common Stock closes at certain percentages above the exercise price of the option. Any unvested portion of these options will expire five years from the date of grant. In November 2013, the Compensation Committee granted Mr. Schoen a market-based option to purchase 400,000 shares of Common Stock. Such option was not granted pursuant to any share-based payment Plan; the option was a stand-alone grant outside of any Plan and received shareholder approval in April 2014. In February 2014, the Compensation Committee granted several members of the management team market-based options to purchase shares of Common Stock. The market criteria for the options granted to the members of management were conformed to those of Mr. Schoen’s option so that the key members of management are aligned. Each of these market-based options will vest, if at all, in four equal installments as follows: one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $34.788 for three consecutive business days; one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $42.35 for three consecutive business days; one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $51.425 for three consecutive business days; and one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $60.50 for three consecutive business days. The first quarter of the shares subject to these awards vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.

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In October 2015, it became apparent that general economic conditions, as well as competitive conditions in the paper industry, had changed significantly. The Compensation Committee concluded that these changes would impair the incentives and alignment associated with market-based options. The Compensation Committee analyzed possible alternative equity grants that could be made to members of the Company’s management and evaluated several equity grant scenarios should certain of the stock price targets of the market-based grants not be met within the time frame established by such grants. Based in part on this analysis, the Compensation Committee recommended that the Board approve grants of time-vested awards to certain members of management in order to maintain a competitive level of compensation while still aligning management’s interests with those of the stockholders and linking compensation with the Company’s growth and prosperity. Accordingly, in November 2015, the Board granted several members of the management team options that have time-based vesting requirements, including a grant to Mr. Schoen of an option to purchase 50,000 shares of Common Stock. These options vest in five equal, annual installments beginning on the grant date. In September 2016, Mr. Gloss was granted an option to purchase 20,000 shares of Common Stock. These options vest in five equal, annual installments beginning on the grant date. The Compensation Committee believes that these options, when combined with the market-based awards, form a competitive equity compensation package that promotes long-term growth and aligns the interest of management with those of our stockholders.

The following table shows the vested equity (including both options and shares of restricted stock) for each named executive officer as of December 31, 2016, the number of shares vesting each year until the award is fully vested and the aggregate number of shares subject to the outstanding grants.

Vested Equity

	Vested
	Year-end					Market-Based
	2016	2017	2018	2019	2020	(1)	Total Options
Jeffrey S. Schoen (2)	158,750	10,000	10,000	10,000	-	300,000	488,750
Keith R. Schroeder (3)	6,250	-	-	-	-	-	6,250
Rodney D. Gloss (4)	4,000	4,000	4,000	4,000	4,000	-	20,000

(1)	These options vest, if at all, in three equal tranches if and when the share price of the Company’s Common Stock closes at or above each of $42.35, $51.425 and $60.50, respectively, for three consecutive business days. The first tranche of 100,000 options vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.
(2)	Mr. Schoen holds 158,750 vested options to purchase the Company’s Common Stock. 38,750 of these options were granted to Mr. Schoen as a member of the Board of Directors prior to his appointment as the Company’s President and CEO. On April 9, 2014, Mr. Schoen was granted an option to purchase 400,000 shares of the Company’s Common Stock. This grant vests as discussed in footnote 1 above. On November 12, 2015, Mr. Schoen was awarded an option to purchase 50,000 shares of the Company’s Common Stock. This grant in five equal, annual installments beginning on the grant date.
(3)	On February 4, 2014, Mr. Schroeder was granted an option to purchase 25,000 shares of the Company’s Common Stock. The first tranche of 6,250 options vested in 2016, prior to Mr. Schroeder’s resignation, when the Company’s stock price closed above $34.788 for three consecutive business days. The remaining unvested options were forfeit when Mr. Schroeder resigned.
(4)	On September 12, 2016, Mr. Gloss was granted an option to purchase 20,000 shares of the Company’s Common Stock. This grant vests in five equal, annual installments beginning on the grant date.

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401(k) plans.    We have three 401(k) retirement savings plans. One covers all non-union employees, one covers the Company’s union employees in the paper mill, and one covers the Company’s union employees in the converting facility. Our executive officers are covered by the non-union plan. The Company may make matching or additional contributions to the plan, to be determined annually by the Compensation Committee, for the benefit of all participants. As of January 1, 2013, we changed from a four year vesting schedule to immediate vesting in the 401(k) plan. In addition, our employer match changed from 87.5% of a salaried employee’s deferrals up to 8% of wages paid to 100% of a salaried employee’s deferrals up to the first 3% of wages paid, 50% of the next 2% and 100% of next 3%, which deferrals are limited by the IRS prescribed maximum.

Perquisites.    We offer limited perquisites to our named executive officers. All salaried employees of the Company receive a term life insurance benefit of one year’s base salary while employed by the Company, as well as short-term and long-term disability insurance coverage. The Company believes that these certain limited perquisites are an important element of compensation for attracting and retaining high caliber executive officers, but that perquisites are not the most effective means of achieving the Company’s compensation objectives.

Severance, change in control, and other post-employment payments.  The Company’s chief executive officer has severance and change in control provisions as part of his employment agreement. The purpose of these provisions is to aid in retention and recruitment. In addition, by providing for change of control payments, we are able to encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under these provisions is consistent with what the Compensation Committee views as common industry practices. These arrangements are described in greater detail in the section of the proxy captioned “EXECUTIVE COMPENSATION—Potential Payments Upon Termination or Change in Control.”

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its Chief Executive Officer or any of its three other highest paid executive officers, not including the chief financial officer (for these purposes, the “Named Executives”). Certain performance-based compensation is not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. In general, the Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. Stock options and awards under our cash bonus plan granted to the named executive officers qualified as performance-based compensation that is not subject to the Section 162(m) deduction limitation.

EXECUTIVE COMPENSATION

 The following table sets forth certain information concerning the compensation of Jeffrey S. Schoen, the Company’s Chief Executive Officer, Rodney D. Gloss, who was appointed Chief Financial Officer on September 12, 2016, and Keith R. Schroeder, our former Chief Financial Officer, each of whom were the Company’s only executive officers during the year ended December 31, 2016. Mr. Schoen has served as Chief Executive Officer since November 8, 2013. We refer to these persons as the “named executive officers” elsewhere in this proxy statement.

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Summary Compensation Table

					Non-Equity
Name and Principal Position	Year	Salary	Option Awards (3)		Incentive Plan Compensation(4)	All Other Compensation		Total
Jeffrey S. Schoen	2016	$400,000	$-		$137,280	$18,087	(8)	$555,367
Current President and	2015	$400,000	$368,500	(5)	$195,610	$18,858	(9)	$982,968
Chief Executive Officer	2014	$400,000	$1,803,000	(5)	$211,522	$56,841	(10)	$2,471,363

Keith R. Schroeder	2016	$109,100	$-		$-	$8,863	(11)	$117,963
Former Chief Financial Officer (1)	2015	$210,120	$36,850	(6)	$102,757	$25,178	(12)	$374,905
	2014	$210,120	$124,313	(6)	$111,113	$23,182	(13)	$468,728

Rodney D. Gloss Chief Financial Officer (2)	2016	$66,154	$90,680	(7)	$16,397	$75,645	(14)	$248,876

(1)	Mr. Schroeder resigned his position of Chief Financial Officer on July 8, 2016.

(2)	Mr. Gloss assumed the position of Chief Financial Officer on September 12, 2016.

(3)	The amounts in this column represent the grant date fair value of stock options granted to each named executive officer, determined using either a Black-Scholes option pricing model or a Monte Carlo option valuation model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to “Stock Compensation Expense” in Note 1 and Note 10—Stock Incentives to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2017.
(4)	These are performance bonus amounts earned based on performance criteria established at the beginning of each year pursuant to the annual incentive bonus plan, but are typically paid in the year following.

(5)	On November 12, 2015, Mr. Schoen was granted a stock option to purchase 50,000 shares of Common Stock, subject to vesting in five equal, annual installments beginning on the grant date. On November 8, 2013, Mr. Schoen was granted a stock option to purchase 400,000 shares of Common Stock, subject to vesting when the share price of the Company’s Common Stock closes at a certain percentage of the purchase price of the option for three consecutive business days. This grant was approved by the Company’s stockholders on April 9, 2014 at a Special Meeting of Stockholders.
(6)	On November 12, 2015, Mr. Schroeder received a stock option to purchase 5,000 shares of Common Stock, subject to vesting in five equal, annual installments beginning on the grant date. All options were forfeited upon Mr. Schroeder’s departure from the Company on July 8, 2016, except for options to purchase 1,000 shares of Common Stock, which options vested and were exercised prior to Mr. Schroeder’s departure. On February 4, 2014, Mr. Schroeder received a stock option to purchase 25,000 shares of Common Stock, subject to vesting when the share price of the Company’s Common Stock closes at a certain percentage of the purchase price of the option for three consecutive business days. The foregoing options were forfeited upon Mr. Schroeder’s departure from the Company on July 8, 2016, except for options to purchase 6,250 shares of Common Stock, which vested prior to Mr. Schroeder’s departure.
(7)	On September 12, 2016, Mr. Gloss received a stock option to purchase 20,000 shares of Common Stock, subject to vesting in five equal, annual installments beginning on the grant date.

(8)	Consists of $16,844 of matching Company contributions to the Company’s 401(k) plan and $1,243 for the Company’s payment for group life insurance.

(9)	Consists of $18,858 of matching Company contributions to the Company's 401(k) plan.

(10)	Consists of $2,154 of matching Company contributions to the Company’s 401(k) plan and $54,687 of expenses and the related tax gross up for Mr. Schoen’s relocation to Oklahoma.

(11)	Consists of $8,482 of matching Company contributions to the Company’s 401(k) plan and $381 for the Company’s payment for group life insurance.

(12)	Consists of $19,737 of matching Company contributions to the Company’s 401(k) plan, a payment of $4,041 in lieu of accrued vacation time in accordance with Company policy, and $1,400 in dividends paid on unvested restricted stock.
(13)	Consists of $16,342 of matching Company contributions to the Company's 401(k) plan, a payment of $4,041 in lieu of accrued vacation time in accordance with Company policy, and $2,800 in dividends paid on unvested restricted stock.
(14)	Consists of $2,026 of matching Company contributions to the Company’s 401(k) plan, $73,396 of expenses and the related tax gross up for Mr. Gloss’ relocation to Tennessee, and $223 for the Company’s payment for group life insurance.

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Bonus Payments

Each year, based upon the recommendations of the Compensation Committee, the Company sets forth a cash bonus program based on target metrics critical to the Company’s financial results. In 2016, the bonus program was based on formulas and potential bonus ranges related to EBITDA. If the EBITDA minimum threshold was achieved, named executive officers were eligible to receive cash bonus payments. The following table summarizes the annual cash bonus opportunities granted to named executive officers in 2016.

		Estimated future payouts under non-equity
		incentive plan awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeffrey S. Schoen	March 10, 2016	$120,000	$240,000	$400,000
Rodney D. Gloss (2)	September 12, 2016	$43,000	$86,000	$129,000

(1)	These columns show the potential value of the payout for each named executive officer if the threshold, target or maximum goals are satisfied for the Adjusted EBITDA performance measure under our executive cash incentive plan for the year. The potential payouts are performance-driven and therefore completely at risk. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “COMPENSATION DISCUSSION AND ANALYSIS.”

(2)	In 2016, the bonus amount will be prorated based on time in position.

2016 Grants of Plan-Based Awards

The Company awarded time-based stock options to Mr. Gloss upon hire, which options vest in five equal, annual installments beginning on the grant date. The following table summarizes the equity incentive opportunities granted to named executive officers in 2016.

All Other
Option Awards:
		Number of	Exercise or	Closing	Grant Date Fair
		Securities	Base Price of	Price of	Value of Stock
		Underlying	Option Awards	Stock on	and Option
Name	Grant Date	Options (#)	($/Sh) (1)	Grant Date	Awards
Rodney D Gloss	September 12, 2016	20,000	$28.48	$28.24	$90,680

(1)	The exercise or base price is the fair market value of the Company’s Common Stock on the grant date, which is an amount equal to the arithmetic mean between the high and low prices of the stock as reported on such date.

The Company’s 2014 Plan provides for grants of stock options, stock appreciation rights, and performance-based awards, as well as other stock based awards and cash based awards. With respect to executive officers and directors, the Company makes equity awards under the 2014 Plan to encourage them to focus on long-term Company performance. Other than the option grants shown in the table above, no other restricted stock or stock option grants were made to our named executive officers during the year ended December 31, 2016.

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 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on the holdings of stock options and restricted stock by the named executive officers as of December 31, 2016.

		Option Awards
		Number of	Number of	Equity Incentive
		Securities	Securities	Plan Awards:
		Underlying	Underlying	Number of
		Unexercised	Unexercised	Securities	Option
		Options	Options	Underlying	Exercise	Option
	Grant	Exercisable	Unexercisable	Unexercised	Price	Expiration
	Date (1)	(#)	(#)	Unearned Options (#)	($)	Date (1)
Jeffrey S. Schoen	February 2, 2007	3,750	-	-	$8.58	February 2, 2017
	May 20, 2008	3,750	-	-	$7.48	May 20, 2018
	May 19, 2009	3,750	-	-	$17.60	May 19, 2019
	May 19, 2010	3,750	-	-	$13.84	May 19, 2020
	May 19, 2011	3,750	-	-	$11.95	May 19, 2021
	May 17, 2012	5,000	-	-	$17.845	May 17, 2022
	May 16, 2013	15,000	-	-	$22.95	May 16, 2023
	November 8, 2013	100,000	-	300,000	$30.25	November 8, 2023
	November 12, 2015	20,000	30,000	-	$29.575	November 12, 2025
Keith R. Schroeder (2)	February 4, 2014	6,250	-	-	$30.88	February 4, 2024
Rodney D. Gloss	September 12, 2016	4,000	16,000	-	$28.48	September 12, 2026

(1)	The expiration date of each option occurs ten years after its date of grant.
(2)

On February 4, 2014, Mr. Schroeder received a stock option to purchase 25,000 shares of Common Stock, subject to vesting when the share price of the Company’s Common Stock closes at a certain percentage of the purchase price of the option for three consecutive business days. The foregoing options were forfeited upon Mr. Schroeder’s departure from the Company on July 8, 2016, except for options to purchase 6,250 shares of Common Stock, which vested prior to Mr. Schroeder’s departure.

The table below provides the grant date for each outstanding equity award at the end of fiscal 2016 and the respective vesting schedule:

		Number
		of Stock	Vesting Period
	Grant	Options	Prior to						Market-Based
	Date (1)	Granted	2016	2016	2017	2018	2019	2020	(2)
Jeffrey S. Schoen (2)	February 2, 2007	3,750	3,750	-	-	-	-	-	-
	May 20, 2008	3,750	3,750	-	-	-	-	-	-
	May 19, 2009	3,750	3,750	-	-	-	-	-	-
	May 19, 2010	3,750	3,750	-	-	-	-	-	-
	May 19, 2011	3,750	3,750	-	-	-	-	-	-
	May 17, 2012	5,000	5,000	-	-	-	-	-	-
	May 16, 2013	15,000	15,000	-	-	-	-	-	-
	November 8, 2013	400,000	-	100,000	-	-	-	-	300,000
	November 12, 2015	50,000	-	10,000	10,000	10,000	10,000	10,000	-
Rodney D. Gloss	September 12, 2016	20,000	-	4,000	4,000	4,000	4,000	4,000	-

(1)	The expiration date of each option occurs ten years after its date of grant.
(2)

Market-based option grants will vest in three equal installments, if at all, if and when the share price of the Company’s Common Stock closes at or above each of $42.35, $51.425 and $60.50, respectively, for three consecutive business days. The first tranche of 100,000 options vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.

(3)

On February 4, 2014, Mr. Schroeder received a stock option to purchase 25,000 shares of Common Stock, subject to vesting when the share price of the Company’s Common Stock closes at a certain percentage of the purchase price of the option for three consecutive business days. The foregoing options were forfeited upon Mr. Schroeder’s departure from the Company on July 8, 2016, except for options to purchase 6,250 shares of Common Stock, which vested prior to Mr. Schroeder’s departure.

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Option Exercises and Stock Vested in Last Fiscal Year

The following table sets forth stock options that were exercised by and restricted stock that vested for our named executive officers in the fiscal year ended December 31, 2016:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise(#)	on Exercise($)	Vesting(#)	on Vesting ($)
Jeffrey S. Schoen	3,750	$79,238	-	$-
Keith R. Schroeder (1)	1,000	$2,905	1,000	$26,330

(1)	Options exercised and restricted stock acquired on vesting occurred prior to Mr. Schroeder's resignation on July 8, 2016.

Potential Payments Upon Termination or Change in Control

The following table sets forth the potential payments to our named executive officers under existing arrangements for various scenarios involving a change in control and/or termination of employment, assuming change of control and/or termination occurred on December 31, 2016.

Termination
				Termination		Without Cause
				Without Cause		(or For Good)
				(or For Good)		Reason) More
		Termination		Reason)		Than 12			Termination
		Due to		Within 12 Months		Months	Termination	Termination	By Employee
	Termination	Death or		After Change In		After Change	Without	For Good	Other than For
	With Cause	Disability		Control(1)		In Control(1)	Cause	Reason	Good Reason
Jeffrey S. Schoen	$-	$137,280	(2)	$1,207,132	(3)	$-	$-	$-	$-
Rodney D. Gloss	$-	$-		$-		$-	$-	$-	$-

(1)	The payments upon a change in control include the value of the executive’s unvested stock options, which would vest upon such an event. At December 31, 2016, the closing market price of the Company’s Common Stock is higher than the exercise price of the unvested stock options.

(2)	This amount represents Mr. Schoen’s bonus for 2016.

(3)	Includes two years’ worth of salary.

The Company has agreed, in his employment agreement, to provide the Company’s Chief Executive Officer with certain payments in connection with his severance from employment. This employment agreement was designed to provide a competitive compensation package to the Chief Executive Officer, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. Severance payments would not be made in the event Mr. Schoen or Mr. Gloss is terminated by the Company or terminates his own employment for any reason at any time other than a termination by the Company without cause or termination for good reason within 12 months of a change in control. Any severance payments made to the named executive officers would be conditioned upon receiving a general release from the executive.

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If Mr. Schoen’s employment is terminated without cause or for good reason within 12 months following a change in control event, then subject to execution of a release agreement Mr. Schoen is entitled to: (i) all earned and accrued but unpaid base salary, and (ii) severance consisting of an amount equal to two years of base salary plus an amount equal to twice the average of the annualized previous two bonus payments (but excluding any Stock Threshold Bonus as described below in “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS”), payable in one lump sum. In the event of Mr. Schoen’s death or disability, the Company would be obligated to pay Mr. Schoen’s estate or Mr. Schoen all earned and accrued but unpaid base salary, and a pro-rated bonus.

The unvested options granted to Mr. Schoen in 2013 and 2015 and Mr. Gloss in 2016 immediately vest if such executive is terminated either by the Company without cause or by executive for good reason within one year following a change in control and such change in control occurs within five years from the date of grant.

Cause is defined in the Company’s employment agreements and option agreements as:

●	the employee engages in willful misconduct which is materially injurious to the Company;

●	the employee is convicted, or enters a plea of nolo contendere with respect to a felony;

●	the employee engages in fraud or dishonesty in connection with the business of the Company;

●	the employee’s abuse of or dependency on alcohol or drugs (illicit or otherwise);

●	the employee breaches their contractual agreement; or

●	the employee fails to perform lawful directives, including, without limitation, any failure to regularly report to the office.

Good reason is defined in the Company’s employment agreements and option agreements as:

●	the employee is required to relocate permanently;

●	the employee’s duties are materially diminished;

●	the employee is required to regularly report to another person than the Board of Directors or as designated; or

●	the Company breaches its contractual agreement.

The definition of change in control in the Company’s employment agreements and option agreements includes:

(i)	any one person or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

(ii)	a change in the ownership of all or substantially all of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of determined without regard to any liabilities associated with such assets.

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DIRECTORS’ COMPENSATION

The chart below sets forth the cash fees paid to directors in 2016.

Type of Fee
Non-employee Director (other than Chairman)	$30,000
Chairman of the Board of Directors	$50,000
Chairman of the Audit Committee	$10,000
Member of the Audit Committee	$5,000
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Corporate Governance Committee	$5,000
Board Meeting Attended by Director:
Attended in person	$1,200
Attended by telephone	$600
Audit, Compensation or Nominating and Corporate Governance Committee Meetings:
Attended in person if it is not in conjunction with a full Board meeting	$1,200
Attended by telephone	$600
Special Committees (1)	$5,000

(1)	Generally, members of a special committee are paid $5,000 for their services, however, the fees paid may vary from time to time and are approved on a case-by-case basis by the Compensation Committee.

The Compensation Committee believes directors’ incentives should be to improve the long-term value of the Company and promote stockholder returns. Accordingly, in addition to the above fees, our directors are also compensated with awards under the 2014 Plan. It has been the Company’s practice to award options for the issuance of 5,000 shares of Common Stock upon a new non-employee director’s election to the Board of Directors. At the 2016 annual meeting of stockholders, the Company awarded each continuing non-employee director options for the issuance of 5,000 shares of Common Stock in connection with their re-election, and options for the issuance of 15,000 shares of Common Stock were awarded to the Chairman of the Board of Directors. The options are immediately vested upon grant. The Company reimburses members of the Board of Directors for travel expenditures related to their services to the Company. In addition, the Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

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 The following table sets forth compensation for each of our non-employee directors for the fiscal year ended December 31, 2016.

Summary Board of Directors Compensation

	Fees Earned	Option	All Other
	or Paid	Awards	Compensation
Name	in Cash ($)	($)(1)	($)	Total
Steven R. Berlin (2)	$74,400	$113,550	$-	$187,950
Mario Armando Garcia (3)	$36,000	$37,850	$-	$73,850
John C. Guttilla (4)	$51,950	$37,850	$-	$89,800
Douglas E. Hailey (5)	$41,400	$37,850	$-	$79,250
Elaine MacDonald (6)	$40,250	$37,850	$-	$78,100
Mark H. Ravich (7)	$54,400	$37,850	$-	$92,250

(1)	The amounts in this column represent the grant date fair value of stock options granted to each director in fiscal 2016, determined using the Black-Scholes option pricing model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to “Stock Compensation Expense” in Note 1 and Note 10—Stock Incentives to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2017.

(2)	Mr. Berlin had 66,250 vested stock options outstanding as of December 31, 2016.

(3)	Mr. Garcia had 15,000 vested stock options outstanding as of December 31, 2016.

(4)	Mr. Guttilla had 30,000 vested stock options outstanding as of December 31, 2016.

(5)	Mr. Hailey had 25,000 vested stock options outstanding as of December 31, 2016.

(6)	Ms. MacDonald had 20,000 vested stock options outstanding as of December 31, 2016.

(7)	Mr. Ravich had 23,750 vested stock options outstanding as of December 31, 2016.

Employee Benefit Plans

Stock Incentive Plan.    In April 2014, the Board of Directors and stockholders adopted the Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”), which replaced the 2005 Stock Incentive Plan (the “2005 Plan”). A total of 400,000 shares of Company Common Stock was allocated for issuance under the 2014 Plan, including 21,416 shares which were rolled over from the 2005 Plan. The 2014 Plan was established to allow the Company to continue to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that the 2014 Plan also helps to align the interests of its management, directors, employees and other personnel with the interests of our stockholders and permits the Company to use the shares allocated to the plan to attract and retain key employees by providing them with appropriate equity incentives.

Equity awards previously granted under the 2005 Plan will continue in full force and effect under the terms of the 2005 Plan and were not changed nor modified. As of March 1, 2017, there are 164,200 shares available for issuance under the 2014 Plan. The following table discloses equity securities authorized for issuance as of December 31, 2016:

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	838,300	$27.74	164,200
Equity compensation plans not approved by security holders	-		-
Total	838,300		164,200

        401(k) Plans.    The Company established three 401(k) retirement savings plans in 1998. One plan covers all salaried employees, one covers the Company’s union employees in the paper mill and one covers the Company’s union employees in the converting facility. Each of the Company’s participating employees may contribute to the 401(k) plan, through payroll deductions, not less than 1% nor more than 25% of his or her total cash compensation. The Company may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by the Company’s Board of Directors in the case of the Company’s 401(k) plan for salaried employees, and by the respective union contracts in the case of the 401(k) plans for union employees. Employees may elect to invest their contributions in various established mutual funds. All amounts contributed by employee participants are fully vested at all times. Under all plans, employer matching contributions are fully vested at all times. For the years ended December 31, 2015, and 2016, plan participants paid administrative expenses.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

 The Company has an employment agreement with Jeffrey S. Schoen, President and Chief Executive Officer, and an employment arrangement with Rodney D. Gloss, Chief Financial Officer. The terms of employment were individually developed based on a number of factors, including the particular executive’s position, his scope of duties, his experience, his past performance, our compensation goals and the market for executive talent.

Schoen Employment Agreement

The Company and Mr. Schoen entered to an Employment Agreement on January 23, 2014. Pursuant to the Employment Agreement, Mr. Schoen is an at-will employee and either party may terminate the Employment Agreement at any time. The Employment Agreement provides that Mr. Schoen is entitled to an initial base salary of $400,000 per annum, subject to annual review and increase at the discretion of the Compensation Committee. Further, Mr. Schoen is potentially entitled to the following bonus payments: (i) an annual performance bonus in an amount up to 100% of then current base salary (target bonus of 60% of base salary) based on achievement of such targets as shall be established, in accordance with the Company’s annual bonus program, and pro-rated as necessary for any partial year; and (ii) a one-time bonus payment of $50,000 if for three consecutive business days the Company’s share price closes above each of the following four thresholds at any point during the five years following November 8, 2013: $34.788, $42.35, $51.425, or $60.50 (each a “Stock Threshold Bonus”). The aggregate Stock Threshold Bonus payable is limited to $200,000. All payments under the Employment Agreement are intended to be exempt from Section 409A as short-term deferrals.

The Employment Agreement also provides that Mr. Schoen is entitled to certain other benefits, including the payment by the Company of costs of reasonable temporary living in the Tulsa, Oklahoma area for up to 12 months, the reimbursement of certain relocation costs incurred by Mr. Schoen, and four weeks of vacation during each of the first three years of employment and five weeks thereafter.

If Mr. Schoen’s employment is terminated without “Cause” or with “Good Reason” within 12 months following a change in control event, then subject to execution of a release agreement Mr. Schoen is entitled to: (i) all earned and accrued but unpaid base salary, and (ii) severance consisting of an amount equal to two years of base salary plus an amount equal to twice the average of the annualized previous two bonus payments (but excluding the Stock Threshold Bonus), payable in one lump sum. In the event of Mr. Schoen’s death or disability the Company would be obligated to pay Mr. Schoen’s estate or Mr. Schoen all earned and accrued but unpaid base salary, and a pro-rated bonus.

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For two years following the termination of Mr. Schoen’s employment he has an obligation to inform the Company of his new employer, work location and responsibilities within ten days after accepting new employment. Also, if he receives severance, during that time Mr. Schoen will be subject to restrictive covenants relating to the solicitation of customers, suppliers or employees of the Company, and if he does not receive severance, relating to the solicitation of customers. Any severance would be conditioned upon the Company’s receipt of a general release.

Gloss Employment Arrangement

The Company and Mr. Gloss entered into an employment arrangement on September 12, 2016, the date which Mr. Gloss assumed the position of Chief Financial Officer. Pursuant to the employment arrangement, Mr. Gloss is an at-will employee and either party may terminate Mr. Gloss’ employment at any time. The employment arrangement provides that Mr. Gloss is entitled to an initial base salary of $215,000 per annum. Mr. Gloss is entitled to an annual cash bonus targeted at 40% of his annual base salary and limited to a maximum of 60% of his annual base salary, which amount will be prorated based on time in position for 2016. Pursuant to the employment arrangement, Mr. Gloss has agreed to certain restrictive covenants. Those covenants include an agreement not to use or to disclose confidential information so long as it shall remain proprietary.

The Company and Mr. Gloss entered into an Option Agreement on September 12, 2016, pursuant to the terms of which if the Company terminates him without cause or if he terminates his employment for good reason, the unvested stock options granted to Mr. Gloss in 2016 immediately vest, provided such change in control occurs within five years from the date of grant.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s proxy statement.

Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers.

Under the Company’s Business Conduct and Ethics Policy, any direct or indirect conflict of interest is prohibited, unless specifically consented to by the Company. A conflict of interest exists if, in the course of employment, the officer’s or director’s judgment and discretion is or may be influenced by considerations of personal gain, either for one’s self or a third party. A director or executive officer may report any conflict or potential conflict of interest to the Company’s Chief Financial Officer or the Chairman of the Nominating and Corporate Governance Committee. A waiver of a conflict of interest with respect to executive officers and directors may only be granted by the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of 2016, there has not been, nor is there currently planned, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of the Company’s Common Stock or any member of such persons’ immediate families had or will have a direct or indirect material interest other than agreements which are described in this proxy under the section captioned “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” and the agreements and transactions described below.

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Fabrica and Related Transactions

In June 2014, the Company closed an asset purchase agreement (“Purchase Agreement”) with Fabrica de Papel San Francisco, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Fabrica”), entered into an Assignment and Assumption of Supply Agreement with Elgin Finance & Investment Corp. (“Elgin”) and Fabrica, entered into an Equipment Lease Agreement with Fabrica, and appointed Mario Armando Garcia as a member of the Board. As the president and controlling owner of each of Fabrica and Elgin, Mr. Garcia has a financial interest in the Purchase Agreement, Supply Agreement and Equipment Lease Agreement, each of which is described below and has been previously disclosed in our filings with the SEC.

Mr. Garcia was not an affiliate of the Company at the time these transactions were entered into. As of March 1, 2016, Mr. Garcia is a member of the board of directors and owns, directly and indirectly through Fabrica, 696,083 shares of the Company’s common stock. See the table of “Beneficial Owners of More Than Five Percent” in this Proxy Statement.

The Company believes that the terms of these transactions with Fabrica and Elgin are no less favorable than the Company would have received from an unrelated third-party.

Asset Purchase Agreement

Pursuant to the terms of the Purchase Agreement, Orchids acquired a paper machine, two converting lines, Fabrica’s U.S. customer list, exclusive rights to all of Fabrica’s trademarks in the United States, and Fabrica’s covenant not to compete in the United States. The Company paid the $12.0 million purchase price with 411,650 shares of Orchids’ common stock.

Supply Agreement

In connection with closing the Purchase Agreement, Orchids also entered into an Assignment and Assumption of Supply Agreement with Elgin. The Company paid the purchase price of $16.7 million in cash and $8.0 million in 274,433 shares of Orchids’ common stock in exchange for the assignment to Orchids of Elgin’s supply agreement with Fabrica which provided Elgin exclusive supply rights with respect to Fabrica’s U.S. business. Under the Supply Agreement between the Company and Fabrica, the Company has the right to purchase converting capacity from Fabrica. The Company believes that products purchased under the agreement are purchased at arm’s length, which is at cost plus a markup.

During 2015 and 2016, the Company purchased converted products totaling approximately $32.0 million and $37.4 million, respectively, under the Supply Agreement.

Equipment Lease Agreement

Concurrently with the closing of the Purchase Agreement, and pursuant to the terms thereof, Orchids and Fabrica entered into the Equipment Lease Agreement. Pursuant to the terms of the Equipment Lease Agreement, Orchids leases the paper making and converting assets acquired under the Purchase Agreement back to Fabrica. The rental fee is based upon the number of metric tons shipped by Fabrica to the Company, subject to annual adjustment based on the calculation of the annual purchase price in the Supply Agreement. The Equipment Lease Agreement has a term of twenty (20) years, but will terminate automatically upon termination of the Supply Agreement.

Upon the earlier of (i) the termination of the Equipment Lease Agreement or (ii) the purchase by Orchids of a separate paper making or converting asset and the entry into of an equipment lease agreement between Orchids and Fabrica with respect to such purchased asset, Orchids shall have the right to sell to Fabrica the paper assets leased under the Equipment Lease Agreement on an as-is-where-is basis, for $12.0 million.

During 2015 and 2016, the Company billed Fabrica $1.6 million and $2.2 million, respectively, under the Equipment Lease Agreement.

Shares held in Escrow

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Pursuant to the above transactions, Fabrica deposited 285,754 shares of the Company’s common stock that it received at closing under the Purchase Agreement, into an escrow account for a period of ten (10) years, to satisfy a portion of the $100 million in liquidated damages payable by Fabrica in the event of a termination of the Supply Agreement due to (i) a material breach as a result of intentional, willful or grossly negligent conduct by Fabrica, (ii) a breach of Fabrica’s covenant not to compete, or (iii) a voluntary filing of bankruptcy by Fabrica. In the event of a change of control of Fabrica, the Company will have a two (2) year right to terminate the Supply Agreement, and in such event Fabrica would be required to pay the Company liquidated damages of $36.7 million. On September 9, 2016, Fabrica acquired an additional 274,433 shares from Elgin Finance & Investment Corp. (“Elgin”), which Elgin had placed in escrow in order to satisfy potential indemnity obligations under a purchase agreement that has expired. These shares were also deposited into Fabrica’s escrow account, bringing the total number of shares of the Company’s common stock held in Fabrica’s escrow account to 560,187.

In the event that a change of control of the Company occurs within five (5) years following the effective date without the prior written consent of Fabrica, the Supply Agreement will terminate two (2) years following the date of the change of control, with no liquidated damages payable; provided, however, that if Fabrica terminates the Supply Agreement within the two (2) years following such change of control, Fabrica shall pay the Company liquidated damages of $20.0 million. The Supply Agreement has an initial term of twenty (20) years.

Board Representation

In connection with Mr. Garcia’s appointment as a director, the Company awarded Mr. Garcia an option to purchase 5,000 shares of the Company’s common stock, par value $0.001, and entered into an indemnification agreement with Mr. Garcia. In addition, the Company will pay Mr. Garcia a cash retainer of $30,000 per year, which is the standard cash retainer paid to the other non-employee directors other than the Chairman.

Pursuant to the terms of the Purchase Agreement, Orchids agrees to continue to use its reasonable best efforts to maintain Mr. Garcia or such other person designated by Fabrica who is reasonably acceptable to Orchids, as a member of the Board through the earlier of (i) the date of termination or expiration of the Supply Agreement with Fabrica or (ii) such time that Fabrica and its affiliates, collectively, beneficially own less than five percent (5%) of the number of shares of Orchids’ common stock that were outstanding as of the closing of the NYSE MKT exchange on the closing date of the Fabrica Transaction.

There is no family relationship between Mr. Garcia and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Except for the transactions effected, and agreements entered into, in connection with the Purchase Agreement, Supply Agreement and Equipment Lease Agreement, Mr. Garcia has not been a party to any transaction, or had an interest in a transaction, with the Company or any subsidiary or affiliate thereof since the beginning of the Company’s last fiscal year.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in the Company’s Certificate of Incorporation and Bylaws that authorize and require us to indemnify the Company’s officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. The Company’s Bylaws provide that the Company will indemnify the Company’s directors and officers, and may indemnify the Company’s employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has entered into indemnification agreements with the Company’s directors and executive officers. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Company maintains a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. We believe that the above indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors.

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In addition, the Company’s amended and restated certificate of incorporation limits the personal liability of the Company’s directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company’s amended and restated certificate of incorporation does not eliminate a director’s duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or the Company’s stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

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PROPOSAL 2
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

At the 2014 Annual Meeting of Stockholders, over 81.1% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, we are again submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote every three years.

We encourage stockholders to review the “COMPENSATION DISCUSSION AND ANALYSIS,” or CD&A, beginning on page 15. The CD&A provides additional details on our executive compensation program, including our philosophy and the objectives underpinning our executive compensation program, the individual elements of our executive compensation program and how our executive compensation plans are administered.

The Board of Directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our comparator group pay practices and coincides with our compensation philosophy. The Board of Directors regularly evaluates the individual elements of our compensation program in light of market conditions and governance requirements and makes changes as appropriate for our business. We believe that our compensation programs have been effective in creating the appropriate incentives for our named executed officers, as evidenced by the following key accomplishments during the past three years:

•	EBITDA increased 34% from $23.8 million in 2014 to $31.8 million in 2016.

•	Net sales increased 15% from $142.7 million in 2014 to $164.5 million in 2016.

•	Net income increased 35% from $9.5 million in 2014 to $12.8 million in 2016.

•	Diluted earnings per share increased 117% from $1.11 in 2014 to $1.24 in 2016.

•	Dividends per share were $1.40 per share for each year in the three-year period ended December 31, 2016.

Based on our performance, the Board of Directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of approving the compensation of the named executive officers, as disclosed in the CD&A, compensation tables and narrative discussion herein.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. However, The Board of Directors values the opinions of the Company’s stockholders as expressed through their votes and other communications and will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of HoganTaylor LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2016. The Audit Committee of the Board of Directors has appointed HoganTaylor LLP to act in that capacity for the year ending December 31, 2017. A representative of HoganTaylor LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain HoganTaylor LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

For this proposal to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HOGANTAYLOR LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth fees paid to HoganTaylor LLP, in each of the last two fiscal years:

	Audit Fees (1)	Audit-Related Fees (2)		Tax Fees (3)
2016	$137,949	$16,000		$-
2015	$147,949	$44,000	(4)	$3,050

(1)	Audit Fees include aggregate fees for professional services rendered by HoganTaylor LLP for the audit of the Company’s financial statements included in the Company’s annual report on Form 10-K, for the internal control audit required by Section 404 of the Sarbanes-Oxley Act of 2002 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q.
(2)	Audit-Related Fees include fees billed for audit-related services rendered by HoganTaylor LLP. These fees primarily relate to audits of the Company’s defined contribution pension plans in each year.
(3)	Tax Fees include the aggregate fees paid to HoganTaylor LLP for tax compliance and tax consulting.
(4)	Includes $26,000 associated with the prospectus that the Company filed with the SEC on April 24, 2015 and $5,000 associated with the Form S-3 that the Company filed with the SEC on August 31, 2015.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves these services by category of service. In determining whether proposed services are permissible, the committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

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The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. All services provided to the Company by HoganTaylor in 2015 and 2016 were pre-approved by the Audit Committee.

The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the fiscal year ended December 31, 2016 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees was less than 50%.

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PROPOSAL 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ORCHIDS PAPER PRODUCTS COMPANY ANNUAL BONUS PLAN, INCLUDING PERFORMANCE MEASURES SPECIFIED IN THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Introduction

The Orchids Paper Products Company Annual Bonus Plan (the “Bonus Plan”) is used to grant annual incentive compensation to employees of the Company. Currently, the Bonus Plan allows the Board of Directors and Compensation Committee to issue bonuses in the form of cash payments only. The Company proposes an amendment and restatement of the Bonus Plan that would allow the Board of Directors and Compensation Committee discretion to grant bonus awards in either cash or equity in the Company, along with additional related updating changes to the Bonus Plan. Any equity awards granted under the Bonus Plan would be issued under and subject to the terms and conditions of the 2014 Plan. We consider the ability to grant annual performance-based awards in both cash and equity to be an important part of the Company’s strategy for recruiting and retaining employees and for aligning their interests with the interests of the Company’s stockholders.

Additionally, Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” (i.e., its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer) within the meaning of Section 162(m) of the Internal Revenue Code. However, certain “performance-based compensation” is not subject to the deduction limit if the compensation is paid based solely on the attainment of pre-established objective performance measures established by a committee of outside directors and the Bonus Plan providing for such compensation is approved by the stockholders. The Bonus Plan is designed to meet these requirements. To qualify, we are seeking stockholder approval of the Bonus Plan, including the performance measures specified in the plan.

On March 1, 2017, the Board of Directors approved an amendment and restatement of the Bonus Plan to make the changes described above, subject to stockholder approval.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to approve Proposal 4.

Description of the Plan

The following summary describes briefly the principal features of the Bonus Plan, and is qualified in its entirety by reference to the full text of the Bonus Plan, which is provided as Appendix A to this Proxy Statement.

Eligibility

Individuals who meet all of the following criteria are eligible to participate in the Bonus Plan:

(1)	The individual is an employee of the Company who is classified by the Company as a regular full-time or regular part-time employee;

(2)	The individual is invited to participate in the Bonus Plan by the Chief Executive Officer of the Company or the Company’s Board of Directors;

(3)	The individual’s employment with the Company commences prior to the tenth month of the calendar year (the “Performance Year”); and

(4)	The individual is not covered under a collectively bargained agreement.

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Performance Objectives

On or before March 31 of a Performance Year, the Compensation Committee will determine the objective performance criteria for the Performance Year. Corporate performance criteria may be expressed in terms of one or more of the following performance criteria:

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	EBITDA subject to adjustment to eliminate the effects of extraordinary transactions and events (“Adjusted EBITDA”);

•	expense levels;

•	business development and financing milestones;

•	total shareholder return;

•	changes in the market price of the Company’s common stock;

•	economic value-added;

•	sales or revenue, developmental;

•	acquisitions or strategic transactions;

•	operating income (loss);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on capital, assets, equity, or investment;

•	stockholder returns;

•	return on sales; gross or net profit levels;

•	productivity;

•	expense efficiency;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	reimbursement decisions;

•	working capital;

•	earnings (loss) per share of the Company’s common stock;

•	sales or market shares; number of customers or units of products sold; and

•	operating income and/or net annual recurring revenue.

The performance criteria may be (i) measured in absolute terms or compared to any incremental increase, (ii) measured in terms of growth, (iii) compared to another company or companies or to results of a peer group, (iv) measured against the market as a whole and/or as compared to applicable market indices and/or (v) measured on a pre-tax or post-tax basis (if applicable).

Individual performance criteria will be based on individual performance goals related to pre-determined objectives established by the Company and the Compensation Committee and communicated to the Bonus Plan participant on or before March 31 of a Performance Year.

For each Performance Year, each Bonus Plan participant will be assigned a specified percentage of his or her base salary which may be awarded if the performance goals are met.

At the same time that the performance goals are established, the Compensation Committee will determine whether the bonus award, if any, will be paid in (i) a single cash lump sum payment, (ii) equity in the Company or (iii) some combination of cash and equity in the Company. Each award, if any, shall be paid no later than March 15 in the year following the Performance Year. Any the bonus award paid in equity, whether in whole or in part, may be subject to additional vesting requirements or other conditions that may lapse when additional targets are met.

The performance goals and the form of the bonus award become irrevocable and may not be changed after March 31 of the applicable Performance Year.

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The Compensation Committee shall determine after the end of each calendar year the extent to which the performance objectives set for each Bonus Plan participant were achieved, and shall adopt a written resolution to certify in writing the extent to which the objectives have been achieved.

Maximum Award Amount

The maximum award any participant may receive for any calendar year is $1.5 million.

Other Matters

Absent shareholder approval of the amendment and restatement of the Bonus Plan, the Committee will be limited in its ability to grant performance-based awards under the Bonus Plan.

On March 17, 2017, the closing price of the Company’s common stock on the NYSE MKT was $26.41 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE ORCHIDS PAPER PRODUCTS COMPANY ANNUAL BONUS PLAN, INCLUDING PERFORMANCE MEASURES SPECIFIED IN THE PLAN FOR PURPOSES OF 162(m) OF THE INTERNAL REVENUE CODE.

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PROPOSAL 5
ADVISORY VOTE ON FREQUENCY OF ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act and SEC rules, we are providing stockholders with the opportunity to vote, on an advisory basis, on whether the required say-on-pay vote (Proxy Proposal 2 above) should occur every one, two or three years. SEC rules require us to submit this vote, commonly referred to as a “say-on-frequency” vote, to stockholders at least once every six years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board of Directors unanimously recommends that the advisory approval of executive compensation should occur every three years, for the following reasons:

•	As discussed in the CD&A, our compensation program rewards performance, with an emphasis on long-term performance. The value of the long-term incentive awards (stock options, restricted stock units and performance shares) depends on the Company’s performance over a multi-year performance period. A vote held every three years provides the stockholders a better opportunity to assess whether the compensation program achieves its objectives; and

•	We take a consistent approach to our carefully designed compensation programs, and we do not make frequent changes to it. Therefore, a frequent vote on executive compensation does not provide us useful input. Additionally, an advisory vote every three years gives the Board of Directors and the Compensation Committee appropriate time to thoughtfully consider the results of the vote and to implement any desired changes.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will take the results into account when reviewing whether any changes should be made to our compensation program and policies. In the periods between the advisory votes, the stockholders will have the opportunity to provide feedback on executive compensation through other means—for example, when we seek stockholder approval for new employee equity compensation plans or when we wish to materially amend them. Further, as discussed under “Communication with the Board of Directors,” we provide stockholders an opportunity to communicate directly with the Board of Directors, including on issues of executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION “EVERY THREE YEARS.”

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DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under Rule 14a-8, proposals submitted for inclusion in the Company’s 2018 proxy materials must be received by the Company at 4826 Hunt Street, Pryor, Oklahoma 74361, Attention: Secretary, no later than the close of business on November 27, 2017, in order to be included in the Company’s proxy statement and proxy relating to the 2018 annual meeting. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2018 annual meeting of stockholders only if timely notice is given to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices not more than 120 days and not less than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, or between January 1, 2018 and January 31, 2018 in the case of the 2018 annual meeting, in accordance with the Company’s amended and restated Bylaws. However, if no annual meeting was held in the previous year or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder must be received before the close of business on the 10th day after the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. The Company’s amended and restated bylaws specify the requirements for the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

CODE OF ETHICS

The Company has a Business Conduct and Ethics Policy (“Code of Ethics”) that applies to all of its directors, officers, and employees, including its senior financial officers, principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Company will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on the Company’s website. A copy of the Code of Ethics is available in the Corporate Governance section of the Company’s website, which can be accessed from the homepage at http://www.orchidspaper.com by selecting “Investors” followed by “Corporate Governance” followed by “Governance Documents.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single Notice of Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to our corporate secretary at 4826 Hunt Street, Pryor, Oklahoma 74361. Stockholders who currently receive multiple copies of the Notice of Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

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OTHER MATTERS

Management intends to bring before the meeting only the matters specifically described above and knows of no other matters to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

By Order of the Board of Directors
/s/ Rodney D. Gloss
Rodney D. Gloss Chief Financial Officer
March 23, 2017

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Appendix A

Orchids Paper Products Company
Annual Bonus Plan

As Amended and Restated
Effective March 1, 2017

I.	Establishment and Purpose of the Plan

Orchids Paper Products Company has established the Orchids Paper Products Company (“Company”) Annual Bonus Plan (“Plan”), originally effective February 12, 2015, and most recently amended and restated effective on March 1, 2017. As explained in detail below, the amount of a bonus payable under the Plan is determined under a formula which is based on both the performance of the Company and the successful individual performance of the participant (“Bonus Award”). For each Bonus Award, the performance of the Company and the participant is determined over the course of the 12-month period beginning on January 1 and ending on the following December 31 (the “Performance Year”).

The Plan’s purpose is to align the Company’s interests and the interests of the participants by providing incentive compensation for the achievement of Company and/ or successful individual performance. The Plan is intended to allow the Compensation Committee of the Company’s Board of Directors (“Board”) to pay compensation that may be exempt from section 162 of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Board or the Compensation Committee shall be liable for any action or determination made in good faith.

Further, the terms and limitations as set forth in the Orchids Paper Products Company 2014 Stock Incentive Plan, along with any successor or replacement plans, effective April 9, 2014 and as further amended (the “2014 Stock Incentive Plan”) are hereby incorporated by reference, and unless otherwise specifically defined in this Plan, all defined terms used in this Plan and any agreement entered into between you and the Company (an “Award Agreement”) shall have the meaning as defined in the 2014 Stock Incentive Plan.

II.	Eligibility and Participation

You are eligible to become a “participant” and participate in the Plan for a Performance Year if you satisfy all of the following eligibility criteria:

•	You are an employee of the Company who is classified by the Company as a regular fulltime or regular part-time employee;
•	You are invited to participate by the Chief Executive Officer, the Company or the Board;
•	Your employment commences prior to the tenth month of the Performance Year.
•	You are not covered under a collectively bargained agreement.

If you are eligible to participate in the Plan for only part of the Performance Year, then you may participate in the Plan on a prorated basis for the Performance Year provided your participation in the Plan for the Performance Year would not be inconsistent with Code Section 162(m). If you are eligible for prorated participation, the Bonus Award, if any, otherwise payable to you for the Performance Year will be prorated based on your percentage of time in an eligible position during the Performance Year.

III.	Target Annual Bonus

For each Performance Year in which you are eligible to participate, you will be assigned a Target Annual Bonus, which will be a specified percentage of your annual base salary, determined based on your position. The Bonus Award, if any, that you ultimately receive for the Performance Year will be a percentage of your Target Annual Bonus, determined pursuant to Article IV.

IV.	Steps for Determining Bonus Awards

Bonus Awards for a Performance Year will be determined pursuant to the following steps:

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Step One: Establish Performance Goals and Form of Bonus Award

On or before March 31 of a Performance Year, the Compensation Committee of the Company will establish objective performance goals for each of the Plan’s Performance Metrics for the Performance Year (“Performance Goals”). The “Performance Metrics” may include the following: earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA subject to adjustment to eliminate the effects of extraordinary transactions and events revenue; expense levels; business development and financing milestones; total shareholder return; changes in the market price of the Company’s common stock; economic value-added; sales or revenue, developmental; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; reimbursement decisions; working capital; earnings (loss) per share of the Company’s common stock; sales or market shares; number of customers or units of products sold; and operating income and/or net annual recurring revenue, any of which may be (i) measured in absolute terms or compared to any incremental increase, (ii) measured in terms of growth, (iii) compared to another company or companies or to results of a peer group, (iv) measured against the market as a whole and/or as compared to applicable market indices and/or (v) measured on a pre-tax or post-tax basis (if applicable); and Individual Performance. Adjustments may be made from year to year at the sole discretion of the Compensation Committee (or its designee) to include or exclude certain items in the calculations.

“Individual Performance” is tied to a successful participant’s performance based on pre-determined objectives, as determined by the Company and Compensation Committee.

The weight given to each Performance Metric to determine the percentage of the Target Bonus Award attributable to each Performance Metric will also be determined by the Compensation Committee for each Performance Year.

At the same time that the Performance Goals are established, the Compensation Committee will determine the form of your Bonus Award by specifying whether such Bonus Award will be paid either (a) in a single cash lump sum payment, (b) as described in Article V, with certain “Performance-Based Awards” (as defined under the 2014 Stock Incentive Plan) (“Equity Awards”), or (c) with some combination of cash and Equity Awards, subject to the following:

A.	If your Bonus Award will be valued in whole or in part by reference to the value of common stock of the Company (“Stock”) because such award will be paid in the form of an Equity Award, the Compensation Committee may utilize a formula under which the maximum Bonus Award available to you is slightly greater than one hundred percent (100%) of the cash value of your Target Bonus Award. In such event the Compensation Committee will establish such precise formula in detail, including, but not limited to, any discount applied to the “Fair Market Value” (as defined under the 2014 Stock Incentive Plan) of the Stock for purposes of determining the number of shares of Stock to be covered by the grant of an Equity Award.

For example, a formula could, among other things include the following:

Employee 1’s Target Bonus Award is ten percent (10%) of his annual salary of $210,000, and will be paid in a single cash lump sum payment.

Employee 1 could receive a Bonus Award of up to $21,000 in cash.

Employee 2’s Target Bonus Award is ten percent (10%) of her annual salary of $210,000. It will be paid solely in the form of an Equity Award of restricted Stock, and the number shares of Stock granted under such Equity Award will be determined by applying a formula equal to the quotient of (a) over (b); where (a) equals the Target Bonus Award and (b) equals the Fair Market Value (FMV) of the Stock determined on the date of grant with a 5% discount applied to such value.

Employee 2 could receive a Bonus Award of up to $22,105.26 in restricted Stock, or 22,105 shares of restricted Stock, assuming that the FMV of the Stock on the date of grant is $1/share.

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As determined at the time the Performance Goals are established, the Bonus Award which will be paid with an Equity Award may, in whole or in part, be subject to additional vesting or other conditions that may lapse when additional targets are met.

B.	If your Bonus Award will be paid with an Equity Award, the Compensation Committee will ensure that the Bonus Award does not exceed 40,000 shares of Stock per calendar year per participant.

The Performance Goals, form of the Bonus Award and other factors that are established by the Compensation Committee under this Step 1 become irrevocable and may not be changed after March 31st of the applicable Performance Year.

Step Two: Measure Achievement of Performance Metrics

After the end of the Performance Year, the Compensation Committee will evaluate the Company’s financial performance results for the Performance Year and/or each participant’s Individual Performance to determine the extent to which the Performance Goals were attained. The Compensation Committee will adopt a written resolution to document the extent of the attainment of the Performance Goals with respect to each of the Performance Metrics.

The specific amount of each Bonus Award for the Performance Year will then be determined by the Compensation Committee.

Special Rules with Respect to Executive Officers

Notwithstanding any other provision of the Plan, the Compensation Committee retains sole and complete discretion to determine the eligibility of, and any Bonus Award payable to, each executive officer covered by Code Section 162(m).

V.	Payment Conditions
A.	Form of Payment. Your Bonus Award, if any, will be satisfied by the receipt of one or more of the following options, at the discretion of the Committee:
•	Single lump sum cash payment; or
•	An Equity Award. Equity Awards which can be paid under this Plan must be: (i) granted under 2014 Stock Incentive Plan, (ii) subject to the terms and conditions set forth in the Award Agreement consistent with the Performance Goals established above; (iii) a “Performance-Based Award” that is either a grant of (a) an “Option,” (b) a “Stock Appreciation Right,” or (c) restricted Stock which is classified as an “Other Stock-Based Award” (such terms having the same meaning as defined in the 2014 Stock Incentive Plan).
B.	Single Lump Sum Conditions.

Timing of Payment. Bonus Awards that are made in the form of a single lump sum cash payment will be completed by March 15 of the year following the Performance Year for which the Bonus Awards are made (“Cash Payment Date”).

Required Continued Employment. Except as otherwise expressly provided in this Article V, to be eligible to receive payment of any Bonus Award, you must be employed by the Company on the Cash Payment Date for that Bonus Award. In other words, except as expressly provided in this Article V, if you cease employment with Orchids Paper Products Company before the Cash Payment Date, you will not be eligible to receive any Bonus Award that would otherwise have been payable to you if you had been a Company employee on that date. Conversely, if you are an employee of the Company on the Cash Payment Date, you will be entitled to your Bonus Award, if any, even if you are not actively performing duties on that date. For example, if you are not required to report to work during a notification period applicable under a Company severance or separation plan, but you are still a Company employee during that period, and the Cash Payment Date occurs during your notification period, you will remain eligible to receive your Bonus Award.

Exception Under Written Company Plan or Agreement. If you are specifically exempted, under a written Company plan or agreement, from the requirement to be employed on the Cash Payment Date, you may remain eligible for payment of your Bonus Award, depending on the terms of the applicable written plan or agreement. In such cases, the terms of such written plan or agreement will govern in all respects.

Death. If your employment ceases prior to the Cash Payment Date by reason of your death, but you otherwise met all eligibility criteria specified in Article II, your estate may receive a prorated portion of the Bonus Award, if any, that would have been paid had you lived to the Cash Payment Date. In such a case, proration will be based on the percentage of time in the Performance Year during which you were employed and eligible to participate in the Plan. The prorated Bonus Award, if any, will be paid on the Cash Payment Date.

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C.	Equity Award Conditions.

Bonus Awards that are made in the form of an Equity Award (as described above in section V.A above) will be granted by March 15 of the year following the Performance Year for which the Bonus Awards are made.

Such Bonus Awards will be subject to all of the terms, conditions and limitations as set forth in the 2014 Stock Incentive Plan, in addition to (i) the terms and provisions contained in the applicable Award Agreement entered into between you and the Company and (ii) this Plan. Your Award Agreement may include continued employment and/or other conditions prior to the lapse of any substantial risks of forfeitures with respect to the Bonus Award.

Notwithstanding any provisions of this Plan to the contrary, once a Bonus Award is paid with a grant under the 2014 Stock Incentive Plan, such Bonus Award will no longer be subject to the terms of this Plan, but will be solely subject to the 2014 Stock Incentive Plan.

D.

No Guarantee of a Bonus Award.

Nothing in this Plan guarantees that any Bonus Award will be made to any individual. Receipt of a Bonus Award in one year does not guarantee eligibility in any future year.

VI.	Incentive Compensation Recoupment Policy

To the extent permitted, or as required, by governing law, the Board may seek reimbursement of a Bonus Award paid to any executive officer in the event of a restatement of the Company’s financial results that reduced a previously granted Bonus Award’s size or payment. In that event, the Company will seek to recover the amount of the Bonus Award paid to the executive officers that exceeded the amounts that would have been paid based on the restated financial results.

VII.	Termination, Suspension or Modification and Interpretation of the Plan

The Board may terminate, suspend or modify (and if suspended, may reinstate with or without modification) all or part of the Plan at any time, with or without notice to participants. The Compensation Committee has sole authority over administration and interpretation of the Plan, and the Compensation Committee retains its right to exercise discretion as it sees fit.

The Compensation Committee reserves the exclusive right to determine eligibility to participate in this Plan and to interpret all applicable terms and conditions, including eligibility criteria, performance objectives and payment conditions, for the Company’s executive officers. The determinations and interpretations of the Compensation Committee will be conclusive.

All Bonus Awards described in this Plan are paid from the Company’s general assets. No trust, account or other separate collection of amounts will be established for the payment of Bonus Awards under the Plan. Bonus Awards are unfunded obligations of the Company, so if and when a Bonus Award becomes due, a participant’s rights to payment are no greater than the rights of a general unsecured creditor.

Any Bonus Award subject to an Award Agreement may not be amended, modified, or otherwise changed after the date of grant by either you or the Company.

VIII.	Other

This document sets forth the terms of the Plan and is not intended to be a contract or employment agreement between an employee and the Company. As applicable, it is understood that both the employee and the Company have the right to terminate the employee’s employment with the Company at any time, with or without cause and with or without notice, in acknowledgement of the fact that an employee’s employment relationship with the Company is “at will.”

This Plan (and any Bonus Award under the Plan) is intended to be compliant with Code Section 409A and the guidance promulgated thereunder. Notwithstanding any other provision of this Plan, the Company and the Compensation Committee shall administer and interpret the Plan, and exercise all authority and discretion under the Plan, to satisfy the requirements of Code Section 409A and the guidance promulgated thereunder and any noncompliant provisions of this Plan will either be void or deemed amended to comply with Section 409A of the Code and the guidance promulgated thereunder. Notwithstanding any other provision of this Plan, payments provided under a Bonus Award pursuant to this Plan may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption.

Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan and/or the 2014 Stock Incentive Plan comply with Code Section 409A, and you acknowledge and agree that in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that you may incur on account of non-compliance with Code Section 409A.

5

PROXY

ORCHIDS PAPER PRODUCTS COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Jeffrey S. Schoen and Rodney D. Gloss, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of Orchids Paper Products Company (the "Company") in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at 600 3rd Avenue, 42nd Floor, New York, New York 10016 on May 1, 2017 at 1:00 P.M. EST, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3, 4, AND "EVERY 3 YEARS" FOR PROPOSAL 5. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued and to be marked, dated and signed on the reverse side)

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 1, 2017

The Proxy Statement and our 2016 Annual Report to Stockholders are available at: http://www.viewproxy.com/OrchidsPaper/2017

Please mark votes as in this example ☒

Proposal I – Election of Directors

01. Steven R. Berlin	☐ FOR	☐ AGAINST	☐ ABSTAIN
02. Mario Armando Garcia	☐ FOR	☐ AGAINST	☐ ABSTAIN
03. John C. Guttilla	☐ FOR	☐ AGAINST	☐ ABSTAIN
04. Douglas E. Hailey	☐ FOR	☐ AGAINST	☐ ABSTAIN
05. Elaine MacDonald	☐ FOR	☐ AGAINST	☐ ABSTAIN
06. Mark H. Ravich	☐ FOR	☐ AGAINST	☐ ABSTAIN
07. Jeffrey S. Schoen	☐ FOR	☐ AGAINST	☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

→ ☐

Proposal II – to approve, by advisory vote, our executive compensation;

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ 3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN

Date ____________________

Signature ____________________

Signature ____________________
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

As a stockholder of Orchids Paper Products Company, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on April 30, 2017.

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/TIS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.